Exhibit 10.11

EXECUTION COPY

CREDIT AGREEMENT

dated as of

January 29, 2004

among

COMPHEALTH GROUP, INC.,

as Parent Guarantor

CHG COMPANIES, INC.

and

CHG MEDICAL STAFFING, INC.,

as Borrowers

The Lenders Party Hereto

and

JPMORGAN CHASE BANK,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Sole Bookrunner

J.P. MORGAN SECURITIES INC.

and

MADISON CAPITAL FUNDING LLC,

as Co-Lead Arrangers

MADISON CAPITAL FUNDING LLC,

as Syndication Agent

BNP PARIBAS

and

BANK ONE, NA,

as Co-Documentation Agents

[CS&M Ref. No. 6701-366]

(i)

(ii)

(iii)

SCHEDULES:

Schedule 1.01 (a) — Certain Restructuring Costs

Schedule 1.01(b) — Existing Preferred Stock

Schedule 1.01(c) — Earnout Arrangements

Schedule 2.01 — Commitments

Schedule 2.04 — Existing Letters of Credit

Schedule 3.05 — Real Properties

Schedule 3.06 — Disclosed Matters

Schedule 3.12 — Subsidiaries

Schedule 3.13 — Insurance

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.10 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B — Form of Opinion of Kirkland & Ellis LLP

Exhibit C — Form of Guarantee and Collateral Agreement

Exhibit D — Form of Perfection Certificate

Exhibit E — Form of Subordination Provisions

(iv)

CREDIT AGREEMENT dated as of January 29, 2004, among COMPHEALTH GROUP, INC., as Parent Guarantor; CHG COMPANIES, INC. and CHG MEDICAL STAFFING, INC., as Borrowers; the LENDERS party hereto; and JPMORGAN CHASE BANK, as Administrative Agent.

The Company (such term and each other capitalized term used but not otherwise defined in this preamble having the meaning specified in Article I) intends to acquire or cause one of the Subsidiaries to acquire (the “Acquisition”) substantially all the assets of the travel nurse staffing services business (the “Acquired Business”) of RN Network, Inc., a Delaware corporation (the “Seller”), pursuant to the Asset Purchase and Sale Agreement dated as of December 12, 2003, among CHG Companies, Inc., the Seller and each of the stockholders of the Seller (the “Purchase Agreement”), for cash in the amount of approximately $71,600,000, of which approximately $62,000,000 (the “Acquisition Consideration”) will be paid on the Closing Date and approximately $9,600,000 (the “Non-Compete Consideration”) will be paid under a non-competition agreement in three equal annual installments beginning in the first year after completion of the Acquisition.

The Company has requested the Lenders to extend credit (a) to the Term Borrower in the form of Term Loans in an aggregate principal amount not in excess of $35,000,000 and (b) to the Borrowers in the form of Revolving Loans in an aggregate principal amount at any time outstanding not in excess of $65,000,000 less the LC Exposure at such time. The proceeds of the Loans will be used (i) to finance the Acquisition and to pay related fees and expenses and (ii) in the case of Revolving Loans, for general corporate and working capital purposes of the Borrowers and the other Loan Parties (including the payment of the Non-Compete Consideration) and for Permitted Acquisitions. The Company also has requested the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not to exceed the total Revolving Commitments, to support the obligation to pay the Non-Compete Consideration and payment obligations incurred by the Borrowers in the ordinary course of business.

The Lenders are willing to extend such credit to the Borrowers and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” has the meaning specified in the preamble hereto. For purposes of the representations and warranties set forth herein and made on the Effective Date, the Acquisition shall be deemed to have already been consummated.

“Acquired Business” has the meaning specified in the preamble hereto.

“Acquisition Documents” means the Purchase Agreement and the other agreements to be entered into in connection with the Acquisition, and all schedules, exhibits and annexes to each of the foregoing and all side letters and agreements affecting the terms of the foregoing or entered into in connection therewith.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder and, for purposes of Article VIII or if the context clearly so requires, in its capacity as the Collateral Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day (a) with respect to any Term Loan, (i) 2.50% per annum, in the case of an ABR Loan, and 3.50% per annum, in the case of a

Eurodollar Loan, at such times as the Leverage Ratio is in Category 1 set forth below, (ii) 2.25% per annum, in the case of an ABR Loan, and 3.25% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 2 set forth below and (iii) 2.00% per annum, in the case of an ABR Loan, and 3.00% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 3 or 4 set forth below and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that, notwithstanding the foregoing, (a) until the delivery pursuant to Section 5.01(b) of financial statements for the fiscal quarter ending June 30, 2004, the “Applicable Rate” for purposes of clauses (a) and (b) shall be the rate per annum applicable when the Leverage Ratio is in Category 1 set forth below and (b) at any time the total Revolving Exposure exceeds 50% of the total Revolving Commitments, the “Commitment Fee Rate” for Categories 1 and 2 set forth below shall be 0.500% per annum:

Leverage Ratio:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1 Greater than 1.75 to 1.00	2.50%	3.50%	0.750%
Category 2 Less than or equal to 1.75 to 1.00	2.25%	3.25%	0.625%
Category 3 Less than or equal to 1.375 to 1.00	2.00%	3.00%	0.500%
Category 4 Less than or equal to 1.00 to 1.00	1.25%	2.25%	0.500%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based upon the Company’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Approved Fund” has the meaning specified in Section 9.04.

“Arrangers” means JPMorgan Securities Inc. and Madison Capital Funding LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940, as amended from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Term Borrower and the Revolving Borrower.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03 and in a form provided by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period; provided, that Capital Expenditures shall in no event include (i) any reinvestment of sales, insurance or condemnation proceeds (including any use of such proceeds to restore or replace damaged property) to the extent such reinvestment shall have resulted in (A) the event resulting in the receipt of such proceeds not constituting a “Prepayment Event” or (B) such proceeds not being required to be applied as contemplated by Section 2.10(c), or (ii) any Permitted Acquisition. Notwithstanding the foregoing, Capital Expenditures for the fiscal quarters of the Company ended June 30, 2003, September 30, 2003, and December 31, 2003, and for the month ending January 31, 2004, shall be deemed for all purposes of this Agreement to equal $825,000, $825,000, $825,000 and $275,000, respectively.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such

Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than the Company or any of its wholly-owned Subsidiaries of any Equity Interest in any Borrower; (b) prior to an IPO, the failure by the Permitted Investors to own, directly or indirectly, beneficially and of record, Equity Interests in the Company representing at least 51% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in the Company; (c) after an IPO, the failure by the Permitted Investors to own, directly or indirectly, beneficially and of record, Equity Interests in the Company representing at least 30% of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in the Company; (d) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than the Permitted Investors, of Equity Interests representing a greater percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company than the percentage of such aggregate ordinary voting power or such aggregate equity value, as applicable, owned, directly or indirectly, beneficially or of record, by the Permitted Investors; (e) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated or (iii) nominated and appointed by the Permitted Investors; (f) after an IPO, the acquisition of direct or indirect Control of the Company by any Person or group other than the Permitted Investors; or (g) the occurrence of any “change in control” or similar event, however denominated, resulting in an obligation on the part of the Company or any Subsidiary to repay, redeem or repurchase, or to offer to repay, redeem or repurchase, Material Indebtedness.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

“Closing Date” means the date of the initial Credit Event hereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMorgan Chase Bank, in its capacity as collateral agent for the Secured Parties.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Company, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

(b) all outstanding Equity Interests of each Subsidiary or other Person owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge any Equity Interests of any Immaterial Subsidiary or more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Indebtedness of the Company and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements and documents necessary for compliance with the Assignment of Claims Act, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to (A) each Mortgaged Property and (B) any leasehold interest required to be mortgaged to the Collateral Agent under Section 5.13(b), in each case duly executed and delivered by the record owner or lessee, as the case may be, of such Mortgaged Property or leasehold interest, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property or leasehold interest described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage, Mortgaged Property or leasehold interest; and

(f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

“Commitment” means a Revolving Commitment or Term Commitment, or any combination thereof (as the context requires).

“Company” means CompHealth Group, Inc., a Delaware corporation.

“Consolidated Debt Service” means, for any period, without duplication, the sum of (a) Consolidated Interest Expense for such period and (b) the aggregate amount of scheduled principal payments required to be made during such period in respect of Long-Term Indebtedness of the Company and the Subsidiaries (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-recurring or extraordinary non-cash charges for such period, (v) any restructuring costs for such period set forth on Schedule 1.01 (a), (vi) transaction expenses related to the Acquisition or any Permitted

Acquisition to the extent such expenses do not in the aggregate exceed 5% of the total consideration paid or given in the Acquisition or such Permitted Acquisition, as the case may be and (vii) the amount of adjustments that could be made to Consolidated Net Income for such period in respect of expected cost savings of any Person or assets acquired in a Permitted Acquisition to the extent such adjustments would be permitted to be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and Article XI of Regulation S-X under the Securities Exchange Act of 1934, as amended (provided that, in the case of clauses (iv) and (v) above, any cash payment made with respect to any non-cash charge added in computing Consolidated EBITDA during an earlier period shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any non-recurring or extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters of the Company ended June 30, 2003, September 30, 2003, and December 31, 2003, and for the month ending January 31, 2004, shall be deemed for all purposes of this Agreement to equal $6,601,000, $12,889,000, $6,788,000 and $1,750,000, respectively.

“Consolidated Interest Expense” means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated Interest Expense for the fiscal quarters of the Company ended June 30, 2003, September 30, 2003, and December 31, 2003, and for the month ending January 31, 2004, shall be deemed for all purposes of this Agreement to equal $825,000, $825,000, $825,000 and $275,000, respectively.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person’s assets are acquired by the Company or any Subsidiary.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means any Borrowing or the issuance of any Letter of Credit.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means, at any time, any Lender that is in default at such time in its obligation to fund any Loan hereunder.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Stock” has the meaning specified in the definition of “Indebtedness”.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to pollution, the environment, preservation or reclamation of natural resources or to occupational health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials or (d) the release or threatened release of any Hazardous Materials into the environment.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to

Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning specified in Article VII.

“Excess Cash Flow” means, for any fiscal year, the sum (without duplication) of;

(a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

(b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (provided that any cash payment made with respect to any non-cash charge that shall have been added in computing Excess Cash Flow hereunder during a prior fiscal year shall be subtracted in computing Excess Cash Flow for the fiscal year in which such cash payment is made); plus

(c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and consolidated accrued long-term liability accounts of the Company and its consolidated Subsidiaries increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Company and its consolidated Subsidiaries decreased during such fiscal year; minus

(d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and consolidated accrued long-term liability accounts of the Company and its consolidated Subsidiaries decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of the Company and its consolidated Subsidiaries increased during such fiscal year; minus

(e) the sum of (i) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) plus (ii) cash consideration paid during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness); minus

(f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Company and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit or other revolving extensions of credit (except to the extent that any repayment or prepayment of such Indebtedness is accompanied by a permanent reduction in related commitments), (ii) Term Loans prepaid pursuant to Section 2.10(c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

(g) amounts expended by the Company during such fiscal year to redeem Equity Interests in transactions permitted under Section 6.08(a).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender or Foreign Issuing Bank (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender or such Foreign Issuing Bank at the time such Foreign Lender or such Foreign Issuing Bank becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender or such Foreign Issuing Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office or principal office (or assignment), to receive additional amounts from any Borrower with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender’s or such Foreign Issuing Bank’s failure to comply with Section 2.16(e).

“Existing Credit Agreement” means the Credit Agreement dated as of March 23, 2000 among CMS Capital Ventures, Inc. (now CompHealth Group, Inc.), CompHealth, Inc. (now CHG Companies, Inc.), the lenders party thereto and Banc of America Commercial Finance Corporation (predecessor to Madison Capital Funding LLC), as agent for the lenders.

“Existing Letter of Credit” means each letter of credit previously issued for the account of any Borrower pursuant to the Existing Credit Agreement that (a) is outstanding on the Effective Date and (b) is listed on Schedule 2.04.

“Existing Preferred Stock” means the preferred stock of the Company outstanding on the date hereof and set forth on Schedule 1.01(b).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” refers to, collectively, the fees contemplated by Section 2.11.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company or a Borrower, as applicable.

“Foreign Issuing Bank” means, with respect to the Revolving Borrower, any Issuing Bank that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that, in relevant form or concentration, are regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” means (a) any Subsidiary (other than a Borrower) that (i) does not conduct any business operations, (ii) has assets with a total book value not in excess of $1,000 and (iii) does not have any Indebtedness outstanding and (b) prior to the 181st day following the Closing Date, Medimorphus.com, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than deposits made by customers and held by the Company or any of the Subsidiaries in the ordinary course of their businesses), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (including payment obligations in respect of noncompetition agreements and arrangements of a similar nature incurred in connection with acquisitions, but excluding (i) current accounts payable incurred in the ordinary course of business, (ii) any purchase price adjustment, earnout or deferred payment arrangement of a similar nature in existence on the Effective Date and set forth on Schedule 1.01(c) or incurred in connection with a Permitted Acquisition (but only to the extent that no payment is then owed pursuant to such purchase price adjustment, earnout or deferred payment obligation) and (iii) salaries, employee benefits and deferred compensation owed to officers and employees), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Equity Interests of such Person required or that may, other than at the sole option of such Person, be required to be repurchased, redeemed, retired, acquired, canceled or terminated for cash, notes or other indebtedness, or for Equity Interests of such Person containing any such requirement, prior to the 180th day following the later of the Revolving Maturity Date and the Term Maturity Date (such Equity Interests being referred to as “Disqualified Stock”) and (1) all obligations of such Person (but not the rights of such Person) to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property); provided, that the Existing Preferred Stock and any preferred stock of the Company issued after the date hereof that is of the same class, and has the same rights, preferences and limitations, as the Existing Preferred Stock (collectively, the “Preferred Stock”) (i) shall not be deemed to be “Disqualified Stock” and (ii) shall not be deemed to be “Indebtedness” pursuant to the foregoing clause (1). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, that in measuring the amount of any Indebtedness of the Company and the Subsidiaries for purposes of any provision of this Agreement, this sentence shall not be interpreted to require the double-counting of any Indebtedness for which multiple Persons are responsible.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated January 2004 relating to the Company and the Transactions.

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as a Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding

Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means, as the context may require, (a) JPMorgan Chase Bank, with respect to Letters of Credit issued by it, (b) Bank One, NA, with respect to Letters of Credit issued by it, and (c) any other Revolving Lender that becomes an Issuing Bank pursuant to Section 2.04(i) or (l), with respect to Letters of Credit issued by it, and in each case, its successors in such capacity as provided in Section 2.04(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued or deemed issued pursuant to this Agreement, including each Existing Letter of Credit.

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to such date (or, if the last day of the most recently ended month is not the last day of a fiscal quarter, then Consolidated EBITDA for the period of twelve consecutive months ended on or most recently prior to such date). For purposes of this definition only, if any Person, or all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, any Person shall have been acquired or divested by the Company or its consolidated Subsidiaries or if the Company shall have merged with any Person during such period, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition, divestiture or merger had occurred at the beginning of such period.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. It is understood that the unauthorized filing of a financing statement by a Person not holding a security interest in assets of the Company or a Subsidiary will not in and of itself constitute a Lien.

“Loan Documents” means this Agreement, the Collateral Agreement and the other Security Documents.

“Loan Parties” means the Company and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits, taken as a whole, available to any Lender under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $3,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property or, to the extent provided in Section 5.13(b), leasehold interests in real property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

“Mortgaged Property” means each parcel of real property and the improvements thereto owned by a Loan Party.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses (including underwriting discounts and commissions) paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or estimated in good faith to be payable) by the Company and the Subsidiaries and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities estimated in good faith to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company), provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.

“Net Working Capital” means, at any date, (a) the consolidated current assets of the Company and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Company and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Non-Compete Backstop L/C” means the Letter of Credit issued to support the obligation to pay the Non-Compete Consideration.

“Non-Compete Consideration” has the meaning specified in the preamble hereto.

“Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including obligations to pay Fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise, arising under the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all the monetary obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents, (c) the due and punctual payment of all monetary obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (d) the due and punctual payment and performance of all obligations of any Loan Party to a Lender or an Affiliate of a Lender in respect of cash management services (other than cash management services provided after (i) the principal of and interest on each Loan and all Fees payable hereunder have been paid in full, (ii) the Lenders have no further commitment to lend hereunder, (iii) the LC exposure has been reduced to zero and (iv) the Issuing Banks have no further obligations to issue Letters of Credit), including obligations in respect of overdrafts, temporary advances, interest and fees.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent Guarantor” means CompHealth Group, Inc., a Delaware corporation.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

“Permitted Acquisition” means any acquisition by the Company or a wholly-owned Subsidiary Loan Party of all the outstanding Equity Interests in a Person, or any acquisition by a wholly-owned Subsidiary Loan Party of all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person, if (a) such acquisition is consented to in writing by the Required Lenders or (b) (i) such acquisition was not preceded by, or consummated pursuant to, a hostile offer, (ii) immediately after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (iii) all transactions related thereto are consummated in accordance with applicable laws, (iv) such acquired Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and at least 80% of the consolidated gross operating revenues of such acquired Person or business for the most recently ended period of twelve months are derived from domestic operations in the United States of America, (v) the business of such Person or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (vi) the aggregate consideration paid for all such acquisitions consummated from and after the Effective Date (including Indebtedness assumed in connection therewith, consideration in the form of Indebtedness permitted by Section 6.01(a)(viii), all other non-cash consideration and obligations in respect of deferred purchase price (including obligations under any earnout or deferred payment arrangements of a similar nature and payment obligations in respect of non-competition agreements and arrangements of a similar nature)) does not exceed $25,000,000, of which not more than $15,000,000 shall constitute or be paid with the proceeds of Indebtedness incurred by the Company or one or more Subsidiaries (it being understood that for purposes of the foregoing test the consideration paid for the Acquisition, including the Non-Compete Consideration, shall be disregarded), (vii) immediately before and on a pro forma basis after giving effect to such acquisition and any related incurrence of Indebtedness, the total Revolving Commitments exceed the total Revolving Exposure by not less than $10,000,000, (viii) each Subsidiary resulting from or acquiring the assets acquired in such acquisition (and which survives such acquisition) shall be a Subsidiary Loan Party and all the Equity Interests of each such Subsidiary shall be owned directly by the Company and/or a wholly-owned Subsidiary Loan Party, (ix) all actions required to be taken with respect to such acquired or newly formed Subsidiary or assets under Sections 5.12 and 5.13 shall have been taken, (x) the Company and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants set forth in Sections 6.12, 6.13, 6.14 and 6.16, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition had occurred on the first day of the relevant period for testing compliance, and (xi) the Company has delivered to the Administrative Agent (which will make it available to each Lender) a certificate executed on behalf of the Company by a Financial Officer to the effect set forth in clauses (i) through (x) above, together with all relevant financial information for the Person or assets acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clauses (vi), (vii) and (x) above.

“Permitted Encumbrances” means;

(a) Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, and customary landlords’ liens created under contracts, in each case arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04 (to the extent Section 5.04 is applicable thereto);

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

(f) easements, covenants, conditions and other similar restrictions, zoning and building code restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) Liens arising from investments described in clause (d) of the definition of “Permitted Investments”;

(h) Liens on equipment leased by the Company or a Subsidiary arising from the filing of precautionary financing statements by the lessors of such equipment;

(i) Liens deemed to exist in favor of any Person who has entered into a contract with the Company or a Subsidiary to purchase assets in a transaction permitted under this Agreement, but only to the extent such Liens relate solely to the assets to be purchased and secure only obligations under such purchase contract and not any Indebtedness;

(j) Liens on insurance policies and the proceeds thereof to secure premiums payable thereunder;

(k) leases or subleases granted by the Company and the Subsidiaries to others to the extent such leases and subleases do not interfere in any material respect with the business of the Company or any Subsidiary or diminish in any material respect the value of the Collateral subject thereto or the rights of the Collateral Agent and the Lenders in respect of such Collateral;

(l) the interest or title of any lessor or sublessor in or to assets leased or subleased to the Company or a Subsidiary under a lease or sublease permitted under this Agreement; and

(m) Liens deemed to arise from the sale of past due accounts receivable for collection in the ordinary course of business.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) tax exempt debt securities rated Aa or better by Moody’s or A+ or better by S&P; and

(f) investments in money market funds all or substantially all the assets of which are invested in securities and other assets described in the preceding clauses (a) through (e).

“Permitted Investors” means, collectively, New Enterprise Associates VIII, L.P., Acacia Venture Partners, L.P., Nassau Capital Partners II L.P., Frazier Healthcare IV, L.P., Prospect Venture Partners II, L.P., Sean Dailey, Michael R. Weinholtz and any Affiliate of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a), (b), (c) and (e) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $500,000 during any fiscal year of the Company; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied or committed to be applied to (i) repair, restore or replace such property or asset or (ii) acquire real property, equipment or other tangible assets used or useful in the business of the Company and the Subsidiaries, in each case within 270 days after such event; or

(c) the issuance by the Company or any Subsidiary of any Equity Interests, or the receipt by the Company or any Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Company or a Subsidiary or, in the case of the Company, Permitted Investors, (ii) any issuance of directors’ qualifying shares, (iii) issuances of Equity Interests of the Company to directors, managers, officers or employees of the Company or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time, and (iv) any issuance of Equity Interests of the Company in connection with (A) the Acquisition or (B) any Permitted Acquisition to the extent that the proceeds of such issuance are used to fund the purchase price of such Permitted Acquisition; or

(d) the incurrence by the Company or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Sections 6.01(a).

“Preferred Stock” has the meaning specified in the definition of “Indebtedness”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Purchase Agreement” has the meaning specified in the preamble hereto.

“Register” has the meaning specified in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any management fee, sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrower” means CHG Companies, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $65,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means January 29, 2009.

“S&P” means Standard & Poor’s Ratings Group, Inc.

“Security Documents” means the Collateral Agreement, the IP Security Agreements (as defined in the Collateral Agreement), the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company. For purposes of Section 4.02(a), references to “subsidiaries” herein shall be deemed, on the date of any subsequent borrowing to finance the acquisition of any Person, or all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, any Person to include any Person or any assets to be acquired on such date.

“Subsidiary Loan Party” means any Subsidiary that is not a Foreign Subsidiary or an Immaterial Subsidiary.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrower” means CHG Medical Staffing, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Commitments is $35,000,000.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means a Loan made pursuant to clause (a) of Section 2.01.

“Term Maturity Date” means January 29, 2009.

“Total Indebtedness” means, as of any date, (a) the sum of (i) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (ii) the aggregate principal amount of Indebtedness of the Company and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis, minus (b) the amount of cash on deposit, as of such date, with the Administrative Agent as collateral with respect to LC Exposure included in Indebtedness on such date.

“Transactions” means (a) the Acquisition and the other transactions contemplated by the Acquisition Documents and (b) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the creation of the Liens created by the Security Documents, the borrowing of Loans hereunder, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of this Agreement, including determination of compliance with covenants set forth herein, (a) Equity Interests of the Company (other than Disqualified Stock of the Company) shall not be considered to be Indebtedness and (b) dividends accrued or paid on Equity Interests of the Company, and any other amounts paid or payable in respect thereof (including in a redemption thereof), shall not be considered to be payments of interest on, or payments of any other amount with respect to, Indebtedness, to the extent (but only to the extent) that such dividends or such other amounts (i) are not paid or payable prior to the 180th day following the later of the Revolving Maturity Date and the Term Maturity Date, (ii) are paid or payable only in Equity Interests of the Company that are not Disqualified Stock or (iii) are Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of Section 6.08(a).

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Term Borrower on the Effective Date in a principal amount not exceeding its Term Commitment and (b) to make Revolving Loans to the Revolving Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Revolving Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one

Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Maturity Date, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

(b) the aggregate amount of such Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(f) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Revolving Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative

Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Revolving Borrower to, or entered into by the Revolving Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Revolving Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Revolving Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Revolving Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the total Revolving Exposures shall not exceed the total Revolving Commitments. Notwithstanding the foregoing, the Issuing Bank in respect of the Non-Compete Backstop L/C shall not be required to renew or extend such Letter of Credit unless such renewal or extension is agreed to by it.

(c) Expiration Date. Each Letter of Credit (other than the Non-Compete Backstop L/C) shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit (other than the Non-Compete Backstop L/C) may contain customary automatic renewal provisions agreed upon by the Revolving Borrower and the applicable Issuing Bank pursuant to which the expiration date is automatically extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary at least 30 days in advance of any such renewal. The Non-Compete Backstop L/C shall expire on the close of business on the date that is 37 months after the date of the issuance of such Letter of Credit.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each

Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Revolving Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Revolving Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on (i) the Business Day that such Borrower receives notice of such LC Disbursement, if such notice is received prior to 1:00 p.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives notice of such LC Disbursement, if such notice is not received prior to such time on the day of receipt; provided that the Revolving Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Revolving Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Revolving Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Revolving Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Revolving Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Revolving Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Revolving Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Revolving Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Revolving Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Revolving Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Revolving Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Revolving Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.1l(b). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Revolving Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in clause (h) or (i) of Article VII or upon acceleration of the maturity of the Loans. The Revolving Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Revolving Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Revolving Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Revolving Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower, together with any interest earned through the investment thereof as provided above in this paragraph, within three Business Days after all Events of Default have been cured or waived.

(k) Existing Letters of Credit. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement, to be a Letter of Credit issued under this Section.

(l) Additional Issuing Banks. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and the designated Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement and any Lender so designated shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender.

(m) Furnishing of Information to Administrative Agent. Each Issuing Bank and the Revolving Borrower will promptly advise the Administrative Agent of the issuance of, each drawing under, and any expiration or termination of any Letter of Credit issued by it, and will promptly furnish such information as to its outstanding Letters of Credit as shall be requested by the Administrative Agent.

SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in its sole discretion and in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and any corresponding amount paid by a Borrower pursuant to the immediately preceding sentence shall be promptly returned to it.

SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date. The Term Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Term Borrower shall repay Term Borrowings on each date set forth below (each a “Scheduled Payment Date”) in the aggregate principal amount set forth opposite such date:

Date	Amount
June 30, 2004	$1,166,666.67
September 30, 2004	1,166,666.67
December 31, 2004	1,166,666.67
March 31, 2005	1,312,500.00
June 30, 2005	1,312,500.00
September 30, 2005	1,312,500.00
December 31, 2005	1,312,500.00
March 31, 2006	1,750,000.00
June 30, 2006	1,750,000.00
September 30, 2006	1,750,000.00
December 31, 2006	1,750,000.00
March 31, 2007	1,750,000.00
June 30, 2007	1,750,000.00
September 30, 2007	1,750,000.00
December 31, 2007	1,750,000.00
March 31, 2008	3,062,500.00
June 30, 2008	3,062,500.00
September 30, 2008	3,062,500.00
Term Maturity Date	3,062,500.00

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.10(a) shall be applied, first, to reduce ratably the repayments of the Term Borrowings to be made pursuant to this Section on the four Scheduled Payment Dates next following the date of such prepayment unless and until such repayments have been eliminated as a result of reductions hereunder and, second, ratably to the remaining scheduled repayments.

(d) Prior to any repayment of any Term Borrowings hereunder, the Term Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, (i) three Business Days before the scheduled date of such repayment in the case of Eurodollar Borrowings or (ii) one Business Day before the scheduled date of such repayment in the case of ABR Borrowing. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.10. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and payment of any amounts required under Section 2.15.

(b) In the event and on each occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Revolving Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, within three Business Days after such Net Proceeds are received, prepay Borrowings and/or cash collateralize Letters of Credit in accordance with paragraph (e) of this Section in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Company and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used or useful in the business of the Company and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 270-day period, at which time a prepayment shall be required in an amount equal to the amount of such Net Proceeds that have not been so applied; provided further that the Company shall not be permitted to make elections pursuant to the immediately preceding proviso with respect to Net Proceeds in any fiscal year aggregating in excess of $1,000,000.

(d) Following the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2004, the Borrowers shall prepay Borrowings and/or cash collateralize Letters of Credit in accordance with paragraph (e) of this Section in an aggregate amount equal to 75% (or, if the Leverage Ratio at the end of such fiscal year shall have been less than 1.25 to 1.00, 50%) of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

(e) All amounts required to be paid pursuant to paragraph (c) or (d) of this Section shall be applied as follows: (i) first, to prepay Term Borrowings; (ii) second, after all Term Loans have been repaid, to fund a cash collateral account with the Administrative Agent in an amount equal to the aggregate LC Exposure at such time and (iii) third, after compliance with clauses (i) and (ii) above, to prepay Revolving Borrowings (without any corresponding reduction in Revolving Commitments). Subject to the sequence of application with respect to mandatory prepayments set forth above, prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

(f) The Company or the applicable Borrower shall, to the extent practicable, notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided, that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a) The Revolving Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b) The Revolving Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at any time at the Applicable Rate used at such time to compute interest on Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Revolving Borrower and such Issuing Bank, on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Each Lender shall give notice to the Administrative Agent by telephone or telecopy as promptly as practicable after determining that the circumstances referred to in paragraph (b) above applicable to such Lender no longer exist, and the Administrative Agent shall give notice to the Company and the Lenders by telephone or telecopy as promptly as practicable after the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances giving rise to any notice by the Administrative Agent pursuant to the preceding sentence no longer exist.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered (but without duplication of any amount or amounts paid to such Lender pursuant to Section 2.16); provided, however, that the Borrowers shall not be obligated to pay any such additional amount or amounts if and to the extent that such additional amount or amounts result from any Excluded Taxes imposed on any Lender or Issuing Bank.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than any lost profit). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company within 30 days after the related payment, prepayment, conversion, assignment or failure to borrow, convert, continue or prepay, and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The applicable Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this paragraph, if the Borrowers reasonably believe that such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent, the Lender or the Issuing Bank, as the case may be, will use its commercially reasonable efforts to cooperate with the Borrowers to obtain a refund of such Indemnified Taxes or Other Taxes so long as such efforts would not, in the good faith determination of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender and any Foreign Issuing Bank shall execute and deliver to the Borrowers (with a copy to the Administrative Agent) one or more (as the Borrowers or the Administrative Agent may reasonably request) Forms W-8ECI, W- 8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Foreign Lender’s or such Foreign Issuing Bank’s entitlement to complete exemption from withholding or deduction of Indemnified Taxes or Other Taxes.

(f) If the Administrative Agent or any Lender, as the case may be, determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes (a “Tax Refund”) as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay such Tax Refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) plus any interest payable thereon by the relevant Governmental Authority with respect to such refund, net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such Tax Refund; provided, however, that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this paragraph shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other

Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in its sole discretion and in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to file or deliver any certificate or document reasonably requested in writing by the Borrowers or to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such filing, delivery, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, or (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or (iii) at any time any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Lenders as to itself and each Subsidiary, and each Borrower represents and warrants to the Lenders as to itself and its subsidiaries, as follows:

SECTION 3.01. Organization; Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company, such Borrower or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals. No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force or as to which the failure to obtain has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens created under the Loan Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal years ended December 31, 2002, 2001 and 2000, reported on by KPMG LLP, independent public accountants, (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003, certified on behalf of the Company by its chief financial officer, and (iii) as of and for the months ended October 31, 2003 and November 30, 2003, certified on behalf of the Company by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii) and (iii) above.

(b) The Company had heretofore furnished to the Lenders the balance sheets and statements of income, retained earnings and cash flows of the Acquired Business (i) as of and for the fiscal years ended December 31, 2002, 2001 and 2000, reported on by Leone, McDonnell & Roberts Professional Association, independent public accountants, (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2003 and (iii) as of and for the fiscal months ended October 31, 2003 and November 30, 2003. To the best knowledge of the chief financial officer of the Company, such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Acquired Business as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii) and (iii).

(c) The Company has heretofore furnished to the Lenders its pro forma consolidated balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 2003, prepared giving effect to the Transactions that are to occur on the Closing Date as if such Transactions had occurred on such date or at the beginning of such period. Such pro forma consolidated financial statements (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Company and the Borrowers to be reasonable), (ii) accurately reflect all adjustments necessary to give effect to the Transactions that are to occur on the Closing Date and (iii) present fairly, in all material respects, the pro forma financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of and for the fiscal year ended December 31, 2003, as if such Transactions had occurred on such date or at the beginning of such period.

(d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Company or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(e) Since December 31, 2002, there has been no change, event or condition that constitutes or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties, if any), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Company or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or any Borrower, threatened against the Company or any of its Subsidiaries (i) as to which there is a reasonable probability of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that relate to any of the Loan Documents or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is or has been in violation of any Environmental Law or any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority (including all Federal and state healthcare and healthcare reimbursement laws, professional licensing laws, payment for services laws and payment for referrals laws) applicable to it or its property and all indentures and other material agreements and instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09. Taxes. Each of the Company and its Subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) has paid or caused to be paid all Taxes required to have been paid by it, except (i) in the case of the foregoing clause (b), any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) in the case of the foregoing clauses (a) and (b), to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) under each Plan with respect to which the Company or any of its Subsidiaries could reasonably be expected to incur any liability did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all such underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11. Disclosure. The Company and the Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No material information contained in the Information Memorandum or any of the other reports, financial statements, certificates or other material information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Company and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that the projected financial information represents projections, based on various assumptions, of future results of operations and that the actual results during the period or periods covered by such projected financial information may differ from the projected results and such differences may be material).

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance (including professional liability insurance) maintained by or on behalf of the Company and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums that are due and payable in respect of such insurance have been paid.

SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company or any Borrower, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. Except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets, measured on a going concern basis, of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value, measured on a going concern basis, of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course of business; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.16. Security Documents. (a) The Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Securities (as defined in the Collateral Agreement) described in the Collateral Agreement, when stock certificates and promissory notes representing such Pledged Securities are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property, as defined in the Collateral Agreement), when financing statements and other filings specified on Schedule 5 of the Perfection Certificate in appropriate form are filed in the offices specified on such Schedule of the Perfection Certificate (as updated by the Company from time to time in accordance with Section 5.03), the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Securities, Liens permitted by Section 6.02).

(b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agreement and such financing statements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the date hereof).

(c) The Mortgages, if any, entered into after the Effective Date pursuant to Section 5.13 shall be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed in the proper real estate filing offices, such Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Loan Parties in such Mortgages Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Person pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.17. Conduct of Business. Each of the Company’s or any Subsidiary’s employees and contactors providing professional medical services is, and has at all times been, while serving in such capacity (a) duly licensed and certified (as and where required) by each Governmental Authority having jurisdiction over services rendered by such Person and (b) in the case of contractors, is an independent contractor for which neither the Company nor any Subsidiary has any liability to collect or withhold Taxes, except where the failure to comply with the requirements set forth in the foregoing clauses (a) and (b) could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the activities of the Company or any Subsidiary constitute the corporate practice of medicine or violate any laws or regulations regarding the sharing of fees for the practice of medicine, in each case except where such activities could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the

Effective Date) of (i) Kirkland & Ellis LLP, counsel for the Company and the Borrowers, substantially in the form of Exhibit B, and (ii) such special and local counsel as may be reasonably required by the Administrative Agent, in each case covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed on behalf of such Loan Parties by the President, a Vice President or a Financial Officer of the Company and each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and paragraphs (f), (h), (i) and (j) of this Section.

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed on behalf of the Company by a Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

(g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

(h) All governmental and third-party approvals and consents required in connection with the Transactions shall have been obtained and be in full force and effect (other than any such approvals or consents as to which failure to obtain has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), all applicable waiting or appeal periods shall have expired, and there shall be no litigation or governmental, administrative or judicial action, whether actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions. The Acquisition (other than the payment of the Non-Compete Consideration) shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Acquisition Documents and applicable law, without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Administrative Agent. The Acquisition (other than the payment of the Non-Compete Consideration) and the other Transactions shall have been consummated in a manner consistent with the sources and uses set forth in the Information Memorandum. The Administrative Agent shall have received copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified on behalf of the Company by a Financial Officer of the Company as complete and correct.

(i) (i) The Commitments under and as defined in the Existing Credit Agreement shall have been or shall simultaneously be terminated, all amounts outstanding thereunder shall have been or shall simultaneously be paid in full and all Liens securing the obligations thereunder or under any related agreements shall have been or shall simultaneously be released and (ii) the Administrative Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

(j) After giving effect to the Transactions to be consummated on the Effective Date, the Company and the Subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (i) Indebtedness incurred under the Loan Documents, (ii) the Indebtedness set forth in Schedule 6.01 and (iii) the Existing Preferred Stock. The Administrative Agent shall have received copies of the certificates of designation or comparable documents with respect to the Existing Preferred Stock and shall be satisfied with the capitalization, structure and equity ownership of the Company after giving effect to the Transactions to be consummated on the Effective Date, including the terms of the Existing Preferred Stock.

(k) The Lenders shall have received the financial statements and certifications referred to in Section 3.04. In the case of quarterly, monthly and pro forma financial statements referred to in Section 3.04, such financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders by or on behalf of the Company.

(l) The Lenders shall have received financial projections for the Company and its Subsidiaries for the years 2004 through 2008, in form and substance reasonably satisfactory to the Administrative Agent.

(m) The Administrative Agent shall be satisfied that the Leverage Ratio on the Effective Date, calculated after giving pro forma effect to the Transactions to occur on the Effective Date, shall be no more than 2.25 to 1.00.

(n) The Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Lenders, from a Financial Officer of the Company on behalf of the Company, with respect to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on February 27, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent such representations and warranties by their terms relate to earlier dates in which case they shall be true and correct in all material respects on and as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all Fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowers covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified on behalf of the Company by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Company, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified on behalf of the Company by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate on behalf of the Company of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13, 6.14, 6.15 and 6.16 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e) concurrently with any delivery of financial statements under clause (a) above, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) copies of any management letters delivered to the Company or any Subsidiary by such accounting firm;

(f) concurrently with any delivery of financial statements under clause (a) above, a certificate on behalf of the Company of a Financial Officer of the Company setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail;

(g) within 30 days after the commencement of each fiscal year of the Company, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected income and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget (it being understood that the projected financial information represents projections, based on various assumptions, of future results of operations and that the actual results during the period or periods covered by such projected financial information may differ from the projected results and such differences may be material);

(h) within 45 days after the end of each fiscal quarter of the Company, a certificate on behalf of the Company of a Financial Officer of the Company setting forth all payments made by the Company and its Subsidiaries during such period in respect of professional liabilities (including malpractice claims) and not reimbursed, or reasonably expected to be reimbursed, by an insurer or any other Person (other than the Company or any Subsidiary);

(i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange or, in the event the Company becomes a publicly traded company, distributed by the Company to its shareholders generally, as the case may be; and

(j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02. Notices of Material Events. The Company or a Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company or the applicable Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) The Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as reflected in its organization documents, (ii) in any Loan Party’s jurisdiction of organization or corporate structure and (iii) in any Loan Party’s identity, Federal Taxpayer Identification Number or organization number, if any, assigned by the jurisdiction of its organization. The Company also agrees to promptly provide to the Administrative Agent certified organizational documents reflecting any of the changes described in the preceding sentence. The Company agrees not to effect or permit any change referred to in the preceding sentences unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent, for the benefit of the Lenders, to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Administrative Agent, for the benefit of the Lenders, if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Company shall deliver to the Administrative Agent a certificate on behalf of the Company of a Financial Officer of the Company setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the later of the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

SECTION 5.04. Existence; Conduct of Business. The Company and each Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew, keep in full force and effect and, if applicable, replace its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.05. Payment of Obligations. The Company and each Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company, such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. The Company and each Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.07. Insurance. The Company and each Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance (including physical damage insurance, commercial general liability insurance, professional liability insurance for and covering the Loan Parties and their employees and contractors providing professional medical services) in such amounts (and with such risk retention) and against such risks as the Company, in its commercially reasonable judgment, determines to be appropriate and prudent taking into account the practices of companies of established reputation engaged in the same or similar businesses operating in the same or similar locations and as required to be maintained pursuant to the Collateral Agreement. The Company will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.08. Casualty and Condemnation. The Company (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents and this Agreement.

SECTION 5.09. Books and Records; Inspection and Audit Rights. The Company and each Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company and each Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times, during regular business hours, and as often as reasonably requested. Notwithstanding clause (iii) of Section 9.03(a), but without prejudice to any other provision contained herein, unless such visit or inspection is (i) the first such visit or inspection conducted in any calendar year or (ii) conducted after the occurrence and during the continuation of a Default or an Event of Default, the Company and the Borrowers shall not be required to pay any costs or expenses incurred by the Administrative Agent, any Lender or any other Person in connection with such visit or inspection.

SECTION 5.10. Compliance with Laws. The Company and each Borrower will, and will cause each of the Subsidiaries to, comply with all applicable laws, rules, regulations and orders of any Governmental Authority (including all Federal and state healthcare and healthcare reimbursement laws, professional licensing laws, payment for services laws and payment for referrals laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit. The Borrowers will use the proceeds of the Loans and the Letters of Credit only for the purposes set forth in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary (other than an Immaterial Subsidiary) is formed or acquired after the Effective Date or if any Subsidiary ceases to be an Immaterial Subsidiary, the Company will, within three Business Days after such Subsidiary is formed or acquired or ceases to be an Immaterial Subsidiary, as the case may be, notify the Administrative Agent and the Lenders thereof and shall, promptly thereafter, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.13. Further Assurances. (a) The Company and each Borrower will, and will cause each other Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and preparation of all documentation relating to filings under the Assignment of Claims Act), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If any material assets (including any real property or improvements thereto, and including any leasehold interests in real property to the extent such leasehold interests are material to the business or operations of the Company or any Subsidiary and could not be readily replaced on terms not materially less favorable to the lessee) are acquired by the Company or any Subsidiary Loan Party (or held by any Person becoming a Subsidiary Loan Party) after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Company will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Company will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees payable hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Borrowers covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except (without duplication):

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not (A) increase the outstanding principal amount thereof or (B) result in a maturity date that is prior to, or decrease the weighted average life thereof for the period ending before, the earlier of (x) the 180th day following the later of the Revolving Maturity Date and the Term Maturity Date and (y) the date on which such original Indebtedness matured;

(iii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that (A) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party to the Company or any Subsidiary Loan Party shall be subject to Section 6.04 and (B) Indebtedness of any Loan Party to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in Exhibit E hereto;

(iv) Guarantees by the Company of Indebtedness of any Subsidiary (other than Indebtedness referred to in clause (vi) below); provided that Guarantees by the Company or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 6.04;

(v) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) (including extensions, renewals and replacements thereof) shall not exceed $5,000,000 at any time outstanding;

(vi) Indebtedness of any Person that becomes a Subsidiary after the date hereof (provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $5,000,000 at any time outstanding) and any refinancings, renewals and replacements of any such Indebtedness that do not (x) increase the outstanding principal amount thereof or (y) result in a maturity date that is prior to, or decrease the weighted average life thereof for the period ending before, the earlier of (1) the 180th day following the later of the Revolving Maturity Date and the Term Maturity Date and (2) the date on which such original Indebtedness matured;

(vii) Indebtedness of any Loan Party pursuant to Hedging Agreements permitted under Section 6.07;

(viii) unsecured Indebtedness of the Company or any Subsidiary incurred to a seller in connection with a Permitted Acquisition after the date hereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (viii) shall not exceed $17,500,000 at any time outstanding;

(ix) Indebtedness consisting of appeal or similar bonds required in connection with any judgment that has not resulted in an Event of Default under clause (k) of Article VII; and

(x) other unsecured Indebtedness in an aggregate principal amount not exceeding $2,000,000 at any time outstanding.

(b) Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests; provided, however, that the Company may issue preferred stock or other preferred Equity Interests if such stock or Equity Interests are not, in each case, Disqualified Stock.

SECTION 6.02. Liens. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (without duplication):

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (v) of Section 6.01 (a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such Fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(f) Liens that are rights of set-off, revocation, refund or chargeback relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business (whether such rights arise under a deposit agreement or under the Uniform Commercial Code of the relevant jurisdiction);

(g) Liens of a collection bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(h) any interest or title of a lessor under any lease entered into by the Company or any Subsidiary and any Lien arising from precautionary Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to and covering only equipment leased in accordance with the Loan Documents;

(i) customary restrictions on transfers of assets pending their sale contained in agreements related to the sale by any Loan Party of such assets; and

(j) Liens not otherwise permitted by the foregoing clauses of this Section securing obligations in an aggregate amount outstanding at any time not in excess of $3,000,000.

SECTION 6.03. Fundamental Changes. (a) Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (ii) any Subsidiary may liquidate or dissolve into another Subsidiary if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Company will not permit any of the Subsidiaries to engage to any material extent in any business other than businesses of the type conducted by the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(c) The Company will not (i) conduct any business operations other than the ownership of all of the outstanding shares of capital stock of the Subsidiaries and activities incidental thereto or (ii) own or acquire any assets other than shares of capital stock of the Subsidiaries, cash, Permitted Investments and assets that are incidental to its existence and permitted activities.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except (without duplication):

(a) the Acquisition and Permitted Acquisitions;

(b) Permitted Investments;

(c) investments existing on the date hereof and set forth on Schedule 6.04;

(d) investments by the Company and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in the definition of the term “Collateral and Guarantee Requirement”) and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $1,000,000 at any time outstanding;

(e) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

(f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that a Subsidiary shall not guarantee any obligation unless such Subsidiary also has guaranteed the Obligations;

(g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) loans or advances to employees or contractors made in the ordinary course of business of the Company or a Subsidiary not exceeding $2,000,000 in the aggregate principal outstanding at any one time;

(i) investments in the form of Hedging Agreements permitted under Section 6.07; and

(j) investments consisting of non-cash consideration received in the form of (i) securities, notes or similar obligations in connection with a disposition permitted by Section 6.05 or (ii) notes in connection with sale of Equity Interests of the Company to its management, employees or directors; and

(k) other investments in an aggregate amount, as valued at the time each such investment is made, not exceeding $1,000,000 in the aggregate for all such investments made from and after the Effective Date.

SECTION 6.05. Asset Sales. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, or, in the case of any Subsidiary, to issue any additional Equity Interest, except (without duplication):

(a) sales of inventory, used, obsolete, worn out, no longer used or useful or surplus equipment or property and Permitted Investments in the ordinary course of business;

(b) sales, transfers and dispositions to the Company or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) sales, transfers and dispositions of investments permitted by Section 6.04(b) or (g);

(d) within 360 days after the consummation of a Permitted Acquisition, the sale, transfer or disposition of assets acquired in connection with such Permitted Acquisition and not required in the operation of the business of the Company or any Subsidiary;

(e) operating leases and licenses granted to unrelated third parties in the ordinary course of business of the Company or any Subsidiary; and

(f) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless (i) such Subsidiary is not a Borrower and (ii) all of the outstanding Equity Interests of such Subsidiary are sold, transferred or otherwise disposed of in a single transaction) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (f) shall not exceed $1,000,000 during any fiscal year of the Company or $2,500,000 in the aggregate from and after the Effective Date.

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b) and (c) above) shall be made for fair value and for at least 85% cash consideration.

SECTION 6.06. Sale and Leaseback Transactions. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.07. Hedging Agreements. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends to other Subsidiaries (and ratably to any minority holder) with respect to their capital stock, (iii) so long as no Event of Default has occurred and is continuing and no Default or Event of Default would result therefrom, the Company may, on and after December 31, 2005, purchase, redeem or otherwise acquire any Preferred Stock in connection with the exercise by the holder of any such Preferred Stock of its rights under a “put” or similar arrangement described (as to material terms) on Schedule 1.01 (b), provided that the aggregate cash consideration paid with respect to such purchases, redemptions or acquisitions may not exceed (A) $2,000,000 during the fiscal year of the Company ending on December 31, 2005 and (B) $4,000,000 during any fiscal year of the Company ending after December 31, 2005, (iv) so long as no Event of Default has occurred and is continuing and no Default or Event of Default would result therefrom, the Company may make Restricted Payments, not exceeding $1,000,000 during any fiscal year of the Company or $3,000,000 in the aggregate from and after the Effective Date, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, and (v) Subsidiaries may pay dividends to the Company at such times and in such amounts as shall be necessary to permit the Company to perform its obligations (including, without limitation, the payment of Taxes).

(b) Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) regularly scheduled or other mandatory interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of any subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or any casualty or condemnation affecting the property or assets securing such Indebtedness;

(v) prepayment of Indebtedness of any Loan Party owed to any other Loan Party; and

(vi) payment of Indebtedness of any Loan Party consisting of purchase price adjustments, earnouts and deferred payment arrangements of a similar nature, provided that the payment is then owed with respect to such Indebtedness.

SECTION 6.09. Transactions with Affiliates. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve the Company and are at prices and on terms and conditions not less favorable to such Borrower or such other Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.08.

SECTION 6.10. Restrictive Agreements. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company, any Borrower or any other Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.11. Amendment of Material Documents. Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational document, (b) any document evidencing or governing the Existing Preferred Stock or (c) the Acquisition Documents, in each case except for such amendments, modifications or waivers that could not be reasonably expected to effect any change materially adverse to the interests and rights of the Administrative Agent or the Lenders under any Loan Document.

SECTION 6.12. Interest Expense Coverage Ratio. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
January 1, 2004 through December 31, 2005	6.00 to 1.00
January 1, 2006 through December 31, 2006	6.50 to 1.00
January 1, 2007 through December 31, 2007	7.00 to 1.00
January 1, 2008 and thereafter	7.50 to 1.00

SECTION 6.13. Leverage Ratio. The Company will not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

Period	Ratio
January 1, 2004 through March 31, 2004	2.60 to 1.00
April 1, 2004 through September 30, 2004	2.50 to 1.00
October 1, 2004 through December 31, 2004	2.25 to 1.00
January 1, 2005 through December 31, 2005	1.75 to 1.00
January 1, 2006 through December 31, 2006	1.50 to 1.00
January 1, 2007 and thereafter	1.25 to 1.00

SECTION 6.14. Debt Service Coverage Ratio. The Company will not permit the ratio of (a) Consolidated EBITDA less Capital Expenditures to (b) Consolidated Debt Service, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
January 1, 2004 through December 31, 2004	2.10 to 1.00
January 1, 2005 through December 31, 2005	2.00 to 1.00
January 1, 2006 through December 31, 2006	1.80 to 1.00
January 1, 2007 through December 31, 2007	2.40 to 1.00
January 1, 2008 and thereafter	1.50 to 1.00

SECTION 6.15. Maximum Capital Expenditures. (a) Neither the Company nor any Borrower will, nor will they permit any Subsidiary to, incur or make any Capital Expenditures during any fiscal year set forth below in an amount exceeding the amount set forth opposite such fiscal year:

Period	Maximum Capital Expenditures
January 1, 2004 through December 31, 2004	$4,500,000
January 1, 2005 through December 31, 2005	$5,000,000
January 1, 2006 through December 31, 2006	$5,500,000
January 1, 2007 and thereafter	$6,000,000

(b) The amount of any Capital Expenditures permitted to be made in respect of any fiscal year shall be increased by the amount of permitted Capital Expenditures set forth in paragraph (a) of this Section for the immediately preceding fiscal year that were not made during such fiscal year. Capital Expenditures in any fiscal year shall be deemed to use, first, the amount for such fiscal year set forth in paragraph (a) of this Section and, second, any amount carried forward to such fiscal year pursuant to this paragraph.

SECTION 6.16. Minimum EBITDA. The Company will not permit Consolidated EBITDA for any period of four fiscal quarters, in each case taken as one accounting period, ended on the last day of any fiscal quarter during any period set forth below to be less than the amount set forth opposite such period below:

Period	EBITDA
January 1, 2004 through December 31, 2004	$25,000,000
January 1, 2005 through December 31, 2005	$26,300,000
January 1, 2006 through December 31, 2006	$27,200,000
January 1, 2007 through December 31, 2007	$28,200,000
January 1, 2008 and thereafter	$29,000,000

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company or any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Company or a Borrower) or 5.11 or in Article VI;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer, or the casualty or condemnation of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (except for any liquidation or dissolution permitted under clause (ii) of Section 6.03(a)), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (excluding any amount covered by insurance to the extent the insurer shall have acknowledged coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $1,000,000;

(m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company or any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to the Company or any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The

Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company, a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company or any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (not to be unreasonably withheld), to appoint a successor; provided that no consent of the Company shall be required if the proposed successor is a Lender or if an Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Company, to it at 4021 South 700 East, Suite 300, Salt Lake City, Utah 84107, Attention of Sean Dailey (Telecopy No. 801-284-6882);

(b) if to any Borrower, to it in care of the Company at the address provided in paragraph (a) above;

(c) if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, TX 77002, Attention of Sheila King (Telecopy No. 713-750-2782), with a copy to JPMorgan Chase Bank, 270 Park Avenue, Floor 4, New York, NY 10017, Attention of Laura Cumming (Telecopy No. 212-270-5100);

(d) if to an Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

(e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any date of scheduled payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company or any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in Section 9.14), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, an Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company and the Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for any Arranger or the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Arranger, the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Company and the Borrowers shall indemnify the Arrangers, the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than lost profit associated with transactions contemplated hereby), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (but excluding, in each case, any such claim, litigation, investigation or proceeding that does not involve an act or omission of a Loan Party or any Affiliate thereof and that is brought by a Lender against any other Lender (other than the Administrative Agent or the Collateral Agent in its capacity as such); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any of its Affiliates.

(c) To the extent that the Company and the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

(d) To the extent permitted by applicable law, neither the Company nor any Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure, each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class (which remaining amount shall be deemed to include, for purposes of this clause, the aggregate amount of Commitments and Loans of such Class held by any Affiliate of the assigning Lender and any Person that would be an Approved Fund with respect to such Lender), the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $3,000,000 or, in the case of a Term Commitment or a Term Loan, $1,000,000 unless each of the Company and the Administrative Agent otherwise consents, provided that no such consent of the Company shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Leader’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purpose of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the

“Register”). The entries in the Register shall be conclusive, and the Company, the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Company, any Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such

Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process, (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(a) Each of the Company and the Borrowers hereby irrevocably and unconditionally submits, for itself and its properly, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company, any Borrower or its properties in the courts of any jurisdiction.

(b) Each of the Company and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or the Borrowers. For the purposes of this Section, “Information” means all information received from the Company or the Borrowers relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Release of Subsidiary Loan Parties and Collateral. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Collateral Agreement or any other Security Document of any Subsidiary (other than a Borrower) or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary (other than a Borrower) owning any such Subsidiary or Collateral) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. The Collateral Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of Collateral required by this paragraph.

(b) Without limiting the provisions of Section 9.03, the Company and the Borrowers shall reimburse the Collateral Agent for all costs and expenses, including attorneys’ fees and disbursements, incurred by it in connection with any action contemplated by this Section 9.14.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPHEALTH GROUP, INC.,

by
	Name:	Sean Dailey
	Title:	CFO

CHG COMPANIES, INC.,

by
	Name:	Sean Dailey
	Title:	CFO

CHG MEDICAL STAFFING, INC.,

by
	Name:	Sean Dailey
	Title:	CFO

JPMORGAN CHASE BANK, individually
and as Administrative Agent and Issuing
Bank,

by
Name:
Title:

87

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPHEALTH GROUP, INC.,

by
Name:
Title:

CHG COMPANIES, INC.,

by
Name:
Title:

CHG MEDICAL STAFFING, INC.,

by
Name:
Title:

JPMORGAN CHASE BANK, individually
and as Administrative Agent and Issuing
Bank,

by
	Name:	Laura J. Cumming
	Title:	Vice President

SIGNATURE PAGE TO
COMPHEALTH GROUP, INC.
CREDIT AGREEMENT
DATED AS OF JANUARY 29, 2004

BANK ONE, NA

by
	Name:	Lynn Goodale
	Title:	First Vice President

SIGNATURE PAGE TO COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004

BNP Paribas

by
Name:	William D. Duke
Title:	Director

SIGNATURE PAGE TO COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004

NAME OF INSTITUTION: General Electric Capital Corporation

by
	Name:	Earl F. Smith III
	Title:	Duly Authorised Signatory

SIGNATURE PAGE TO COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004 NAME OF INSTITUTION:
LaSalle Bank National Association

by
	Name:	Dana Friedman
	Title:	First Vice President

SIGNATURE PAGE TO COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004 MADISON CAPITAL FUNDING LLC: by its representative

Trevor Clark Managing Director

SIGNATURE PAGE TO COMPHEALTH GROUP, INC. DATED AS OF JANUARY 29, 2004 Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

by
	Name:	Clare Bailhe
	Title:	Director

SIGNATURE PAGE TO COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004 NAME OF INSTITUTION: ORIX Financial Services, Inc.

by
	Name:	John W. Pors
	Title:	Vice President

SIGNATURE PAGE TO COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004 NAME OF INSTITUTION: ZIONS FIRST NATIONAL BANK

by
	Name:	David S. Mathis
	Title:	SVP

Exhibit C

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

January 29, 2004,

among

COMPHEALTH GROUP, INC.,

THE SUBSIDIARIES OF COMPHEALTH GROUP, INC.

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK,

as Collateral Agent

Schedules

Schedule I	Subsidiary Loan Parties
Schedule II	Pledged Equity Interests; Debt Securities
Schedule III	Intellectual Property
Schedule IV	Insurance Requirements
Schedule V	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Trademark Security Agreement
Exhibit IV	Form of Patent Security Agreement
Exhibit V	Form of Copyright Security Agreement

GUARANTEE AND COLLATERAL AGREEMENT dated as of January 29, 2004, among COMPHEALTH GROUP, INC., a Delaware corporation (the “Company”), the Subsidiaries of the Company identified herein and JPMORGAN CHASE BANK, as Collateral Agent.

Reference is made to the Credit Agreement dated as of January 29, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Company and the Subsidiary Loan Parties are Affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including the preamble hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Loan Party under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01 hereof.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Company” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Loan Party or that such Loan Party otherwise has the right to license, or granting any right to any Loan Party under any copyright now or hereafter owned by any third party, and all rights of such Loan Party under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Loan Party: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Loan Party, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements (and specifically including rights under the Purchase Agreement and all agreements or instruments referred to therein)), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Loan Party to secure or support payment by an Account Debtor of any of the Accounts.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Loan Party, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Loan Party is a party, including those listed on Schedule III.

“IP Security Agreements” has the meaning assigned to such term in Section 4.02(b) hereof.

“Loan Parties” means the Company and the Subsidiary Loan Parties.

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“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar preceding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay Fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all the monetary obligations of each other Loan Party under or pursuant to the Credit Agreement and each of the other Loan Documents, (c) the due and punctual payment and performance of all monetary obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (d) the due and punctual payment and performance of all obligations of any Loan Party to a Lender or an Affiliate of a Lender in respect of cash management services (other than cash management services provided after (i) the principal of and interest on each Loan and all Fees payable under the Credit Agreement have been paid in full, (ii) the Lenders have no further commitment to lend under the Credit Agreement, (iii) the LC exposure has been reduced to zero and (iv) the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement), including obligations in respect of overdrafts, temporary advances, interest and fees.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, is in existence, or granting to any Loan Party any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Loan Party under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Loan Party: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and

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Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Company.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Banks, (e) each other Person to whom any of the Obligations (including Obligations under any Hedging Agreement or in connection with the providing of cash management services) is owed and (f) the permitted successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Loan Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Loan Party after the Effective Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Loan Party or that any Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any trademark now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Loan Party: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature,

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now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Loan Party (including each Borrower) unconditionally guarantees, jointly with the other Loan Parties and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. Each Loan Party further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal, or amendment or modification, of any Obligation. Each Loan Party waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Loan Party further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Borrower or any other Person.

SECTION 2.03. No Limitations. (a) Except for termination of a Loan Party’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Loan Party under this Agreement; (iii) the release of, of any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that

5

may or might in any manner or to any extent vary the risk of any Loan Party or otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Loan Party expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other Loan Parties or obligors upon or in respect of the Obligations, all without affecting the obligations of any Loan Party hereunder.

(b) To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Loan Party agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Loan Party by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Loan Party hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Loan Party of any sums to the Collateral Agent as provided above, all rights of such Loan Party against any Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

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SECTION 2.06. Information. Each Loan Party assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Loan Party assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Loan Party of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment in full of the Obligations, each Loan Party (including each Borrower) hereby pledges to the Collateral Agent, its permitted successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all such Loan Party’s right, title and interest in, to and under (a) (i) the shares of capital stock and other Equity Interests owned by it on the date hereof (including all such shares and other Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Loan Party and (iii) the certificates representing all such Equity Interests (all the foregoing being called the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or (ii) any Equity Interests of any Immaterial Subsidiary; (b)(i) the debt securities owned by such Loan Party on the date hereof (including all such debt securities listed on Schedule II), (ii) any debt securities in the future issued to such Loan Party and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing being called the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Loan Party with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Loan Party agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities.

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(b) Each Loan Party will cause any Indebtedness for borrowed money owed to such Loan Party by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Loan Party and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be attached hereto as a supplement to Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.

SECTION 3.03. Representations, Warranties and Covenants. The Loan Parties jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests (other than interests in any limited liability company), are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, and there exists no defense, offset or counterclaim to any obligation of the maker or issuer of any Pledged Debt Securities;

(c) except for the security interests granted hereunder, each Loan Party (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Loan Party, (ii) holds the same free and clear of all Liens, other than Liens created by the Loan Documents, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by the Loan Documents, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens

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(other than the Lien created by the Loan Documents and Permitted Encumbrances), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Loan Party has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Loan Parties of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment of the Obligations; and

(h) each pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Loan Party shall cause each interest in any limited liability company or limited partnership controlled by such Loan Party and pledged hereunder to be represented by a certificate and to be a “security” within the meaning of Article 8 of the New York UCC and governed by Article 8 of the New York UCC.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Loan Party, endorsed or assigned in blank or in favor of the Collateral Agent. Each Loan Party will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Loan Party. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

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SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Loan Parties that their rights under this Section 3.06 are being suspended:

(i) Each Loan Party shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Loan Party, or cause to be executed and delivered to such Loan Party, all such proxies, powers of attorney and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Loan Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Loan Party, shall not be commingled by such Loan Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement, stock powers and other instruments of transfer).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Loan Parties of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Loan Party to dividends, interest, principal or other distributions that such Loan Party is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the

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sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Loan Party contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Loan Party and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Loan Party (without interest) all dividends, interest, principal or other distributions that such Loan Party would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Loan Parties of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Loan Party to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Loan Parties to exercise such rights. After all Events of Default have been cured or waived, as the case may be, all rights vested in the Collateral Agent pursuant to this paragraph shall cease, and the Loan Parties shall have the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06.

(d) Any notice given by the Collateral Agent to the Loan Parties suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Loan Parties at the same or different times and (iii) may suspend the rights of the Loan Parties under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

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ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment in full of the Obligations, each Loan Party (including each Borrower) hereby pledges to the Collateral Agent, its permitted successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all letter-of-credit rights;

(xi) all commercial tort claims specified on Schedule V;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) Each Loan Party hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in the proper jurisdictions any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether such Loan

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Party is an organization, the type of organization and any organizational identification number issued to such Loan Party and (b) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Without limiting the foregoing, each Loan Party hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in the proper jurisdictions financing statements covering “all assets” of such Loan Party. Each Loan Party agrees to provide such information to the Collateral Agent promptly upon request.

Each Loan Party also ratifies its authorization for the Collateral Agent to file in any proper jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Loan Party, without the signature of any Loan Party, and naming any Loan Party or the Loan Parties as debtors and the Collateral Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Loan Party with respect to or arising out of the Article 9 Collateral (other than the duties expressly created hereunder).

SECTION 4.02. Representations and Warranties. The Loan Parties jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a) Each Loan Party has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and place of organization of each Loan Party, is correct and complete as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate (or specified by notice from the Company or a Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03(a) or 5.13 of the Credit Agreement), are all the filings,

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recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of, perfect and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Loan Party shall ensure that a fully executed Trademark Security Agreement and, if any of Article 9 Collateral consists, on the date hereof, of Patents or Copyrights, Patent Security Agreement and Copyright Security Agreement (collectively, the “IP Security Agreements”) in the form of Exhibits III, IV and V, respectively, hereto and containing a description of all Article 9 Collateral consisting of applicable Intellectual Property shall be received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Encumbrances that

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have priority as a matter of law and Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Loan Parties free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Loan Parties has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Loan Party assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Loan Party assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 4.03. Covenants. (a) Each Loan Party agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Loan Party is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(b) Each Loan Party shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(c) Each Loan Party agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

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Without limiting the generality of the foregoing, each Loan Party hereby authorizes the Collateral Agent, with prompt notice thereof to the Loan Parties, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Loan Party shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Loan Party hereunder with respect to such Collateral. Each Loan Party agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(d) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right upon reasonable prior notice, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Loan Parties’ affairs with the officers of the Loan Parties and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Loan Parties shall be required to pay all costs and expenses incurred by the Collateral Agent or any other Person in connection with any inspection or verification referred to in this paragraph that is (i) the first or second inspection or verification conducted in any calendar year or (ii) conducted after the occurrence and during the continuation of a Default or an Event of Default.

(e) The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be “Information” for the purpose of the confidentiality provisions set forth in Section 9.12 of the Credit Agreement).

(f) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Loan Party fails to do so as required by the Credit Agreement or this Agreement, and each Loan Party jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Loan Party from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Loan Party with respect to taxes, assessments,

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charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g) If at any time any Loan Party shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Loan Party shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h) Each Loan Party shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and the Loan Parties jointly and severally agree to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(i) None of the Loan Parties shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. None of the Loan Parties shall make or permit to be made any transfer of the Article 9 Collateral and each Loan Party shall remain at all times in possession of the Article 9 Collateral owned by it, except that unless and until the Collateral Agent shall notify the Loan Parties (which notice may be given by telephone if promptly confirmed in writing) that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Loan Parties shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral, the Loan Parties may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Loan Party agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Loan Party, and that such warehouseman, agent, bailee or processor further agrees to fully subordinate any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(j) None of the Loan Parties will, without the Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or

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discounts granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Loan Party is engaged.

(k) The Loan Parties, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Schedule IV hereto and Section 5.07 of the Credit Agreement. Each Loan Party irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Loan Party’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Loan Party at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Loan Parties hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Loan Parties to the Collateral Agent and shall be additional Obligations secured hereby.

(l) Each Loan Party shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Loan Party agrees, in each case at such Loan Party’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Loan Party shall at any time hold or acquire any Instruments, such Loan Party shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Deposit Accounts. For each deposit account that any Loan Party at any time opens or maintains, such Loan Party shall, either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Loan Party or any other Person, pursuant to an agreement satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary

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bank with respect to the deposit account, with the Loan Party being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with each Loan Party that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Loan Party unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal would occur. The provisions of this paragraph shall not apply to (A) any deposit account for which any Loan Party, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Loan Party, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) deposit accounts for which the Collateral Agent is the depositary bank.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Loan Party shall at any time hold or acquire any certificated securities, such Loan Party shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Loan Party are uncertificated and are issued to such Loan Party or its nominee directly by the issuer thereof, such Loan Party shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Loan Party or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Loan Party are held by such Loan Party or its nominee through a securities intermediary or commodity intermediary, such Loan Party shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Loan Party or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Loan Party being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Loan Parties that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Loan Party, unless an Event of Default has occurred and is continuing, or, after giving effect to any such

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investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Loan Party at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Loan Party shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Loan Party that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Loan Party to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Loan Party with respect to such electronic chattel paper or transferable record.

(e) Letter-of-Credit Rights. If any Loan Party is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Loan Party, such Loan Party shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Loan Party shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Loan Party unless an Event of Default has occurred or is continuing.

(f) Commercial Tort Claims. If any Loan Party shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $100,000, the Loan Party shall promptly notify the Collateral Agent thereof in a writing signed by such Loan Party including a summary description of such claim and grant to the Collateral Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms

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of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Loan Party agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the conduct of such Loan Party’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Loan Party (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Loan Party’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) if registered, display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Loan Party (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Loan Party shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Loan Party’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) In the event that any Loan Party, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, it shall inform the Collateral Agent within 10 Business Days of such application and, upon request of the Collateral Agent, execute and deliver any and all agreements (including any IP Security Agreements), instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Loan Party hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for

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the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Loan Party will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Loan Party’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that any Loan Party has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Loan Party’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Loan Party promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon and during the continuance of an Event of Default, each Loan Party shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Loan Party’s right, title and interest thereunder to the Collateral Agent or its designee for the benefit of the Secured Parties.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Loan Party agrees to deliver, on demand, each item of Collateral to the Collateral Agent or any Person designated by the Collateral Agent, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Loan Parties to the Collateral Agent (for the benefit of the Secured Parties), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or

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without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Loan Party agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Loan Party, and each Loan Party hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Loan Party now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Loan Parties 10 days’ written notice (which each Loan Party agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of

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redemption, stay, valuation or appraisal on the part of any Loan Party (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Loan Party as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Loan Party therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Loan Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the

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application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Loan Parties) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now or hereafter owned by such Loan Party, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default as part of the Collateral Agent’s exercise of remedies hereunder.

SECTION 5.04. Securities Act. In view of the position of the Loan Parties in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Loan Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Loan Party recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Loan Party acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent and the other Secured Parties shall incur no responsibility or liability for a sale of all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as

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aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 5.05. Registration. Each Loan Party agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Collateral. Each Loan Party further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Loan Party or the issuer of such Pledged Collateral by the Collateral Agent or any other Secured Party expressly for use therein. Each Loan Party further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Loan Party will bear all costs and expenses of carrying out its obligations under this Section 5.05. Each Loan Party acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 5.05 may be specifically enforced.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Loan Parties may have under applicable law (but subject to Section 6.03), the Company and each Borrower agrees that (a) in the event a payment of an Obligation of such Borrower shall be made by any other Subsidiary Loan Party under this Agreement, the Company and such Borrower shall indemnify such Subsidiary Loan Party for the full amount of such payment and such Subsidiary Loan Party shall be subrogated to the rights of the Person to whom such payment shall have

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been made to the extent of such payment and (b) in the event any assets of any Subsidiary Loan Party shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation of any Borrower owed to any Secured Party, the Company and such Borrower shall indemnify such Subsidiary Loan Party in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Subsidiary Loan Party (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Subsidiary Loan Party hereunder in respect of any Obligation or assets of any other Subsidiary Loan Party shall be sold pursuant to any Security Document to satisfy any Obligation (other, in each case, than an Obligation for the incurrence of which such other Subsidiary Loan Party received fair and adequate consideration) and such other Subsidiary Loan Party (the “Claiming Party”) shall not have been fully indemnified by the Company or the applicable Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case maybe, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Loan Parties on the date hereof (or, in the case of any Subsidiary Loan Party becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Subsidiary Loan Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Loan Parties under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower or other Loan Party to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Loan Party with respect to its Obligations hereunder, and each Loan Party shall remain liable for the full amount of the obligations of such Loan Party hereunder.

(b) Each Loan Party hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Loan Party or any other Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to

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any Subsidiary Loan Party shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Loan Party jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee or any of its Affiliates. To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of

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liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable promptly after written demand therefor.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Loan Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties

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and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Obligations of such Loan Party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party, or its properties in the courts of any jurisdiction.

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(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Loan Party hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Obligations or this Agreement.

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SECTION 7.13. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than, with respect to the termination of the Security Interest and all other security interests granted hereby only, any Obligations that consists solely of contingent obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement. In connection with any termination pursuant to this paragraph, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all Uniform Commercial Code termination statements and any other documents that such Loan Party shall reasonably request to evidence such termination. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to, or representation of warranty by, the Collateral Agent or any other Secured Party.

(b) Release of any Subsidiary Loan Party from its obligations hereunder and of the Security Interest in any Collateral shall be governed by Section 9.14 of the Credit Agreement.

SECTION 7.14. Additional Subsidiaries. Pursuant to Section 5.12 of the Credit Agreement, certain subsidiaries not originally parties hereto may be required from time to time to enter in this Agreement as Subsidiary Loan Parties. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Loan Party hereby appoints the Collateral Agent the attorney-in-fact of such Loan Party for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Loan Party (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Loan Party on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound,

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adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Loan Party to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder, except for their own gross negligence, bad faith or wilful misconduct.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPHEALTH GROUP, INC.,

by
Name:
Title:

CHG COMPANIES, INC.

by
Name:
Title:

COMPHEALTH ASSOCIATES, INC.

by
Name:
Title:

CHG MEDICAL STAFFING, INC.

by
Name:
Title:

WEATHERBY LOCUMS, INC.

by
Name:
Title:

34

CHG MANAGEMENT, INC.

by
Name:
Title:

JPMORGAN CHASE BANK, as Collateral Agent,

by
Name:
Title:

35

EXECUTION COPY

AMENDMENT NO. 1, CONSENT, WAIVER AND AGREEMENT dated as of October 29, 2004 (this “Amendment”), to the Credit Agreement dated as of January 29, 2004 (the “Credit Agreement”), among COMPHEALTH GROUP, INC., a Delaware corporation (the “Company”); CHG COMPANIES, INC. (the “Revolving Borrower”) and CHG MEDICAL STAFFING, INC. (the “Term Borrower”), each a Delaware corporation and a wholly owned subsidiary of the Company (together, the “Borrowers”); the lenders party thereto (the “Existing Lenders”); and JPMorgan Chase Bank, as Administrative Agent.

A. Pursuant to the Credit Agreement, the Existing Lenders have extended, and have agreed to extend, credit to the Borrowers.

B. The Company has informed the Administrative Agent that it intends to redeem shares of its preferred stock, and declare and make a one time dividend and other distributions to the holders of its issued and outstanding shares of common stock and common stock options, in an aggregate amount not to exceed $35,000,000 (the “Distribution”), and has requested that the Existing Lenders consent to the Distribution and waive compliance by the Company and the Borrowers with certain provisions of the Credit Agreement in connection therewith.

C. The Company has further requested that the Existing Lenders and certain other persons party hereto (the “Additional Lenders” and, together with the Existing Lenders, the “Lenders”) make Incremental Term Loans to the Term Borrower on the Amendment Effective Date, in an aggregate principal amount of $31,300,000, subject to the terms and conditions set forth herein. The proceeds of the Incremental Term Loans will be distributed by the Term Borrower to the Company to be used by the Company to finance a portion of the Distribution.

D. The Company has also requested that, to enable the Company to finance the remaining portion of the Distribution (such portion, the “Remaining Amount”), (i) the Revolving Borrower be able to borrow Revolving Loans and distribute the proceeds thereof to the Company in the form of a dividend and (ii) each of the Borrowers be able to declare and pay a dividend to the Company, in each case, with cash on hand, so long as the aggregate amount distributed to the Company pursuant to clauses (i) and (ii) does not exceed the Remaining Amount.

E. The Company has further requested that the Credit Agreement be amended to provide for a supplemental term loan facility pursuant to which the Term Borrower will be able to request Supplemental Term Commitments in an aggregate principal amount not to exceed $4,000,000 from financial institutions, including any Lender, who agree to provide such Commitments. The proceeds of the Supplemental Term Loans will be used by the Term Borrower for general corporate purposes or, to the extent any proceeds of Revolving Loans were used to finance the Remaining Amount, will be made available by the Term Borrower to the Revolving Borrower in the form of an intercompany loan, the proceeds of which will be used by the Revolving Borrower to prepay the Revolving Loans used to finance the Remaining Amount.

F. The Company has further requested certain other amendments to the Credit Agreement as set forth herein, including modifications to the interest rate spreads and to the commitment fees under the Credit Agreement.

G. The Existing Lenders are willing to grant such consent and waiver and to agree to such amendments, and the Lenders are willing to make the Incremental Term Loans, in each case, on the terms and subject to the conditions set forth herein.

H. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement (after giving effect to this Amendment).

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Consent and Waiver. Each Lender hereby consents to the declaration and making of the Distribution and hereby waives compliance by the Company and the Borrowers with the provisions of Section 6.08 of the Credit Agreement to the extent (but only to the extent) necessary to permit (a) the Term Borrower to distribute the proceeds of the Incremental Term Loans to the Company in the form of a dividend, (b) the Borrowers to declare and make dividends to the Company in an aggregate amount not to exceed the Remaining Amount, and (c) the Company to consummate the Distribution.

SECTION 2. Incremental Term Loans. (a) Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make an Incremental Term Loan to the Term Borrower on the Amendment Effective Date in a principal amount not to exceed its Incremental Term Commitment. Amounts repaid in respect of Incremental Term Loans may not be reborrowed. Except as provided herein, the terms of the Incremental Term Loans shall be identical to those of the Term Loans outstanding immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”).

(b) It is the intent of the parties that all Incremental Term Loans made on the Amendment Effective Date be included in each Borrowing of the Existing Term Loans on a pro rata basis. In furtherance of the foregoing, each of the parties hereto agrees that a portion of each Incremental Term Loan shall be allocated to each outstanding Eurodollar Borrowing of Existing Term Loans on a pro rata basis and that the interest rate applicable to such Incremental Term Loan for the remainder of the existing Interest Period applicable to such Borrowing shall equal the Adjusted LIBO Rate for a period approximately equal to the remainder of such Interest Period (as determined by the

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Administrative Agent two Business Days before the Amendment Effective Date) plus the Applicable Rate.

(c) The funding of the Incremental Term Loans to be made hereunder shall be made in the manner contemplated by Section 2.05 of the Credit Agreement. Unless previously terminated, the Incremental Term Commitments shall terminate at 5:00 p.m., New York City time, on the Amendment Effective Date.

SECTION 3. Supplemental Term Loans. The Company has requested the establishment of a supplemental term loan facility pursuant to which the Term Borrower may request Supplemental Term Loans. In connection with the foregoing, Article II of the Credit Agreement is hereby amended by inserting at the end thereof the following Section 2.19:

“SECTION 2.19. Supplemental Term Commitments. (a) The Term Borrower may, by written notice to the Administrative Agent, request Supplemental Term Commitments in an aggregate amount not to exceed $4,000,000 from one or more financial institutions, which may include any existing Lender; provided that each financial institution, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Supplemental Term Commitments being requested (which shall be in a minimum increment of $1,000,000 and a minimum amount of $1,000,000) and (ii) the date on which Loans are to be made pursuant to such Supplemental Term Commitments requested (which shall not be less than 10 Business Days or more than 60 days after the date of such notice, unless otherwise agreed to by the Administrative Agent).

(b) The Term Borrower and each Supplemental Term Lender shall deliver to the Administrative Agent the Supplemental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Supplemental Term Commitment of such Lender. The terms of the Supplemental Term Loans shall be identical to those of the Term Loans outstanding immediately prior to the effectiveness of the Supplemental Term Commitments (the “Outstanding Term Loans”), provided that the amortization schedule of the Supplemental Term Loans and the Applicable Rate with respect to the Supplemental Term Loans shall be as set forth in the Supplemental Term Loan Assumption Agreement; provided further, however, that, without the prior written consent of Lenders holding a majority in interest of the Outstanding Term Loans, if the initial yield on the Supplemental Term Loans (as determined by the Administrative Agent to be equal to the sum of (i) the Eurodollar spread on the Supplemental Term Loans and (ii) if the Supplemental Term Loans are initially made at a discount or the lenders making the same receive a fee from the Company or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Supplemental Term Loans, being referred to herein as “OID”), the amount of such OID divided by the term

3

of the Supplemental Term Loans) exceeds by more than 25 basis points (the amount of such excess above 25 basis points being referred to herein as the “Yield Differential”) the Applicable Rate from time to time in effect for the Outstanding Term Loans, then the Applicable Rate for the Outstanding Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Supplemental Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of the Supplemental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of the Supplemental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Supplemental Term Commitments evidenced thereby and any increase to the Applicable Rate required by the foregoing provisions of this paragraph. If the Administrative Agent shall so elect, any such deemed amendment shall be memorialized in a writing satisfactory to the Administrative Agent and the Company and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Supplemental Term Commitment shall become effective under this Section unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and the Term Borrower and (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation consistent with those delivered on the Amendment Effective Date under the First Amendment.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Supplemental Term Loans, when originally made, are included in each Borrowing of the Outstanding Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent, after consultation with the Company, by requiring each Borrowing of the Outstanding Term Loans to be converted into an ABR Borrowing on the date of the Supplemental Term Loans, or by allocating a portion of each Supplemental Term Loan to each Borrowing of the Outstanding Term Loans on a pro rata basis, even though as a result thereof such Supplemental Term Loan may effectively have a shorter Interest Period than the Outstanding Term Loans included in such Borrowing (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Eurodollar Loans to ABR Loans made pursuant to the preceding sentence shall be subject to Section 2.15. If any Supplemental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Borrowing then, subject to Section 2.12, the interest rate applicable to such Supplemental Term Loan for the remainder of such Interest Period shall equal the Adjusted LIBO Rate for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Supplemental Term Loan is made) plus the Applicable Rate.”

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SECTION 4. Amendments to the Credit Agreement Related to the Incremental Term Loans and Supplemental Term Loans. In connection with the establishment of the Incremental Term Commitments and provision for the establishment of the Supplemental Term Commitments, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The definition of each of the following terms in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Commitment, an Incremental Term Commitment or a Supplemental Term Commitment.

“Commitment” means a Revolving Commitment, a Term Commitment, an Incremental Term Commitment or a Supplemental Term Commitment, or any combination thereof (as the context requires).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-recurring or extraordinary non-cash charges for such period, (v) any restructuring costs for such period set forth on Schedule 1.01(a), (vi) transaction expenses related to the Acquisition or any Permitted Acquisition to the extent such expenses do not in the aggregate exceed 5% of the total consideration paid or given in the Acquisition or such Permitted Acquisition, as the case may be, (vii) the amount of adjustments that could be made to Consolidated Net Income for such period in respect of expected cost savings of any Person or assets acquired in a Permitted Acquisition to the extent such adjustments would be permitted to be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and Article XI of Regulation S-X under the Securities Exchange Act of 1934, as amended, (viii) any non-cash expenses arising from stock-based compensation and (ix) non-recurring cash charges resulting from the Distribution (as defined in the First Amendment) incurred during the fiscal quarter ended December 31, 2004, in the amount not to exceed $5,000,000 in the aggregate; provided that, in the case of clauses (iv), (v) and (viii) above, any cash payment made with respect to any non-cash charge added

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in computing Consolidated EBITDA during an earlier period shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any nonrecurring or extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters of the Company ended June 30, 2003, September 30, 2003, and December 31, 2003, and for the month ending January 31, 2004, shall be deemed for all purposes of this Agreement to equal $6,601,000, $12,889,000, $6,788,000 and $1,750,000, respectively.

“Lenders” means, collectively, the Persons listed on Schedule 2.01 or on Schedule I to the First Amendment and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or the Supplemental Term Loan Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Loan Documents” means this Agreement, the Supplemental Term Loan Assumption Agreement, the Collateral Agreement and the other Security Documents.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including the Incremental Term Loans and the Supplemental Term Loans.

“Term Lender” means a Lender with a Term Commitment, an Incremental Term Commitment or a Supplemental Term Commitment, or with an outstanding Term Loan.

“Term Loan” means a Loan made pursuant to clause (a) of Section 2.01, an Incremental Term Loan or a Supplemental Term Loan.

(ii) The following definitions are hereby added in appropriate alphabetical order:

“Amendment Effective Date” means October 29, 2004.

“First Amendment” means Amendment No. 1, Consent, Waiver and Agreement dated as of October 29, 2004, among the Company, the Borrowers, the Lenders party thereto and the Administrative Agent.

“Incremental Term Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make an Incremental Term Loan on the Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Incremental Term

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Loan to be made by such Lender under the First Amendment. The amount of each Lender’s Incremental Term Commitment is set forth on Schedule I to the First Amendment. The aggregate amount of the Lenders’ Incremental Term Commitments is $31,000,000.

“Incremental Term Loan” means a Loan made pursuant to the First Amendment.

“Secured Parties” has the meaning assigned thereto in the Guarantee and Collateral Agreement.

“Supplemental Term Commitment” means, with respect to each Lender, the commitment of such Lender, if any, established pursuant to Section 2.19, to make a Supplemental Term Loan to the Term Borrower.

“Supplemental Term Lender” means a Lender with a Supplemental Term Commitment or with an outstanding Supplemental Term Loan.

“Supplemental Term Loan” means a Loan made pursuant to the Supplemental Term Loan Assumption Agreement.

“Supplemental Term Loan Assumption Agreement” means the Supplemental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Term Borrower, the Administrative Agent and one or more Supplemental Term Lenders.

“Yield Differential” shall have the meaning assigned to such term in Section 2.19(b).

(b) Section 2.09(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“Subject to the adjustment pursuant to paragraph (c) of this Section, the Term Borrower shall repay Term Borrowings on each date set forth below (each a “Scheduled Payment Date”) in the aggregate principal amount set forth opposite such date:

Date	Amount
June 30, 2004	$1,166,666.67
September 30, 2004	$1,166,666.67
December 31, 2004	$1,166,666.67
March 31, 2005	$2,687,500.00
June 30, 2005	$2,687,500.00
September 30, 2005	$2,687,500.00
December 31, 2005	$2,687,500.00

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Date	Amount
March 31, 2006	$3,512,500.00
June 30, 2006	$3,512,500.00
September 30, 2006	$3,512,500.00
December 31, 2006	$3,512,500.00
March 31, 2007	$3,512,500.00
June 30, 2007	$3,512,500.00
September 30, 2007	$3,512,500.00
December 31, 2007	$3,512,500.00
March 31, 2008	$5,987,500.00
June 30, 2008	$5,987,500.00
September 30, 2008	$5,987,500.00
Term Maturity Date	$5,987,500.00

(c) Section 2.09(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“The scheduled amortization payments under paragraph (a) of this Section to be made after the making of the Supplemental Term Loans shall be increased to give effect to the amortization schedule with respect to the Supplemental Term Loans set forth in the Supplemental Term Loan Assumption Agreement, or, in the event no such amortization schedule is set forth in the Supplemental Term Loan Assumption Agreement, shall be increased ratably to reflect the aggregate principal amount of the Supplemental Term Loans. Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.10(a) shall be applied, first, to reduce ratably the repayments of the Term Borrowings to be made pursuant to this Section on the four Scheduled Payment Dates next following the date of such prepayment unless and until such repayments have been eliminated as a result of reductions hereunder and, second, ratably to the remaining scheduled repayments.”

(c) Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Borrowers will use the proceeds of the Loans and the Letters of Credit only for the purposes set forth in the preamble to this Agreement or for the purpose set forth in the First Amendment. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.”

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SECTION 5. Repricing Amendment to the Credit Agreement. The definition of the term “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Applicable Rate” means (except as otherwise provided in the Supplemental Term Loan Assumption Agreement with respect to the Supplemental Term Loans), for any day (a) with respect to any Term Loan, (i) 2.25% per annum, in the case of an ABR Loan, and 3.25% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 1 set forth below, (ii) 2.00% per annum, in the case of an ABR Loan, and 3.00% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 2 set forth below, and (iii) 1.75% per annum, in the case of an ABR Loan, and 2.75% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 3 or 4 set forth below and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that, notwithstanding the foregoing, at any time the total Revolving Exposure exceeds 50% of the total Revolving Commitments, the “Commitment Fee Rate” for Categories 1 and 2 set forth below shall be 0.500% per annum:

Leverage Ratio:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1 Greater than 2.75 to 1.00	2.25%	3.25%	0.750%
Category 2 Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	2.00%	3.00%	0.625%
Category 3 Greater than or equal to 1.50 to 1.00 but less than 2.25 to 1.00	1.75%	2.75%	0.500%
Category 4 Less than 1.50 to 1.00	1.00%	2.00%	0.500%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based upon the Company’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. Notwithstanding the foregoing,

9

the Applicable Rate with respect to each Eurodollar Term Loan and each ABR Term Loan (other than any such Term Loan that is a Supplemental Term Loan) shall automatically be increased by the Yield Differential, if any, upon the making of the Supplemental Term Loans, as provided in Section 2.19(b).”

SECTION 6. Other Amendments to the Credit Agreement. (a) Section 2.08(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“The Revolving Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such lender on the Revolving Maturity Date. The Term Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.”

(b) Section 2.10(d) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety to read as follows:

“Following the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2005, the Borrowers shall prepay Borrowings and/or cash collateralize Letters of Credit in accordance with paragraph (e) of this Section in an aggregate amount equal to 75% (or, if the Leverage Ratio at the end of such fiscal year shall have been less than 1.25 to 1.00, 50%) of Excess Cash Flow for such fiscal year.”

(c) The table appearing in Section 6.12 (Interest Expense Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
January 1, 2004 through September 30, 2004	6.00 to 1.00
October 1, 2004 through December 31, 2005	4.75 to 1.00
January 1, 2006 through December 31, 2006	5.00 to 1.00
January 1, 2007 through December 31, 2007	6.00 to 1.00
January 1, 2008 and thereafter	7.00 to 1.00

(d) The table appearing in Section 6.13 (Leverage Ratio) of the Credit Agreement is hereby amended and restated in the entirety to read as follows:

Period	Ratio
January 1, 2004 through March 31, 2004	2.60 to 1.00
April 1, 2004 through September 30, 2004	2.50 to 1.00
October 1, 2004 through September 30, 2005	3.50 to 1.00
October 1, 2005 through December 31, 2005	3.25 to 1.00
January 1, 2006 through December 31, 2006	3.00 to 1.00
January 1, 2007 through December 31, 2007	2.75 to 1.00
January 1, 2008 and thereafter	2.50 to 1.00

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(e) The table appearing in Section 6.14 (Debt Service Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
January 1, 2004 through September 30, 2004	2.10 to 1.00
October 1, 2004 through December 31, 2004	2.00 to 1.00
January 1, 2005 through December 31, 2005	1.25 to 1.00
January 1, 2006 and thereafter	1.10 to 1.00

SECTION 7. Fees. Each of the Borrowers agrees to pay on the Amendment Effective Date (a) to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on October 28, 2004 (the “Signing Date”), an amendment fee (the “Amendment Fee”) in an amount equal to 0.125% of the aggregate principal amount of the Term Loans and Revolving Commitments of such Lender outstanding on the Signing Date (and, if the Signing Date shall be the Amendment Effective Date, before giving effect to this Amendment) and (b) to the Administrative Agent, for the account of each Lender that agrees to make an Incremental Term Loan, a fee (the “Incremental Fee”) in an amount equal to 0.25% of the amount of the Incremental Term Commitment of such Lender. All fees shall be payable in immediately available funds and shall not be refundable.

SECTION 8. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Company and the Borrowers represents and warrants to the Lenders that, as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by each of the Company and the Borrowers and this Amendment and the Credit Agreement, as amended by this Amendment, each constitutes a legal, valid and binding obligation of each of the Company and the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties by their terms

11

relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date.

SECTION 9. Effectiveness. The effectiveness of this Amendment on the Amendment Effective Date is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Company, (ii) each Borrower, (iii) each Existing Lender (after giving effect to any prior or concurrent assignment by Lenders) and (iv) each Additional Lender.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Kirkland & Ellis LLP, counsel for the Company and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Loan Parties, this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed on behalf of such Loan Parties by the President, a Vice President or a Financial Officer of the Company and each Borrower, confirming compliance with the representations set forth in paragraphs (a), (b) and (c) of Section 8 hereof.

(e) The Administrative Agent shall have received the Amendment Fee, the Incremental Fee and all other fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under the Credit Agreement or under any other Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied and the benefits of and the security provided by the Security Documents shall extend to the Obligations, as defined in the Credit Agreement after giving effect hereto.

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(g) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Amendment and the Incremental Term Loans and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations of such Loan Party.

(h) The Collateral Agent shall have received a certificate, dated the Amendment Effective Date and signed on behalf of the Company by a Financial Officer of the Company, certifying that, except as set forth on any schedule attached thereto, the information set forth on the Perfection Certificate delivered on the Effective Date is true and correct in all material respects on and as of the Amendment Effective Date.

(i) The Lenders shall be satisfied that the Distribution and the other transactions contemplated by this Amendment will not violate (i) any provision of law, statute, rule or regulation applicable to the Company or any of the Subsidiaries or the articles of organization or other constitutive documents of the Company or any order of any governmental authority or (ii) any provision of any indenture or other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is bound.

(j) The Lenders shall have received a pro forma consolidated balance sheet of the Company as of June 30, 2004, prepared after giving effect to the Distribution and borrowing of the Incremental Term Loans as if such transactions had occurred as of such date.

SECTION 10. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect (it being understood and agreed that all interest and fees accruing under the Credit Agreement in respect of periods prior to the Amendment Effective Date will accrue at the rates specified in the Credit Agreement prior to it being amended by this Amendment and be payable at the times provided in the Credit Agreement). Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

13

(b) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 11. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 12. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 13. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPHEALTH GROUP, INC.,

by
	Name:	Sean Dailey
	Title:	CFO

CHG COMPANIES, INC.,

by
Name: Sean Dailey
Title: CFO

CHG MEDICAL STAFFING, INC.,

by
Name: Sean Dailey
Title: CFO

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPHEALTH GROUP, INC.,

by
Name:
Title:

CHG COMPANIES, INC.,

by
Name:
Title:

CHG MEDICAL STAFFING, INC.,

by
Name:
Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by
Name: Laura J. Cumming
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1, CONSENT, WAIVER AND AGREEMENT TO THE COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004

Name of Lender:	Bank One, NA

by
Name: C. Lynn Goodale
Title: First Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	BNP PARIBAS

by
Name: Dennis Zinkand
Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 1,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	General Electric Capital Corporation

by
		Name:	Steve J. Warner
		Title:	Duly Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	LaSalle Bank National Association

by
		Name:	Whitney M. Black
		Title:	Officer

SIGNATURE PAGE TO AMENDMENT NO. 1,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	Madison Capital Funding LLC

by
		Name:	Terry Capsay
		Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1,
CONSENT, WAIVER AND AGREEMENT
TO THE COMPHEALTH GROUP, INC.
CREDIT AGREEMENT DATED AS OF
JANUARY 29, 2004

Name of Lender:	ORIX CREDIT CORP.

by
		Name:	Christopher L. Smith
		Title:	Authorized Representative

SIGNATURE PAGE TO AMENDMENT NO. 1,
CONSENT, WAIVER AND AGREEMENT
TO THE COMPHEALTH GROUP, INC.
CREDIT AGREEMENT DATED AS OF
JANUARY 29, 2004

Name of Lender:	Zions First National Bank

by
		Name:	David S. Mathis
		Title:	SVP

EXECUTION VERSION

AMENDMENT NO. 2, CONSENT, WAIVER AND AGREEMENT dated as of October 21, 2005 (this “Amendment”), to the Credit Agreement dated as of January 29, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among COMPHEALTH GROUP, INC., a Delaware corporation (the “Company”); CHG COMPANIES, INC. (the “Revolving Borrower”) and CHG MEDICAL STAFFING, INC. (the “Term Borrower”), each a Delaware corporation and a wholly owned subsidiary of the Company (together, the “Borrowers”); the lenders party thereto (the “Existing Lenders”); and JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as Administrative Agent.

A. Pursuant to the Credit Agreement, the Existing Lenders have extended, and have agreed to extend, credit to the Borrowers.

B. The Company has informed the Administrative Agent that it intends to pay a special dividend and other distributions to the holders of its issued and outstanding shares of common stock and common stock options, in an aggregate amount not to exceed $40,000,000 (the “Second Distribution”), and has requested that the Existing Lenders consent to the Second Distribution and waive compliance by the Company and the Borrowers with certain provisions of the Credit Agreement in connection therewith.

C. The Company has further requested that the Existing Lenders and certain other persons party hereto (the “Additional Lenders” and, together with the Existing Lenders, the “Lenders”) make available a new tranche of term loans (the “Tranche A Term Loans”) to the Term Borrower on the Second Amendment Effective Date, in an aggregate principal amount of $15,000,000, subject to the terms and conditions set forth herein. The proceeds of the Tranche A Term Loans will be distributed by the Term Borrower to the Company to be used by the Company to finance a portion of the Second Distribution.

D. The Company has further requested that, to enable the Company to finance the remaining portion of the Second Distribution (such portion, the “Remaining Amount”), (i) the Revolving Borrower be able to borrow Revolving Loans and distribute the proceeds thereof to the Company in the form of a loan and (ii) each of the Borrowers be able to make a loan to the Company, in each case, with cash on hand, so long as the aggregate amount distributed to the Company pursuant to clauses (i) and (ii) does not exceed the Remaining Amount.

E. The Company has further requested certain other amendments to the Credit Agreement as set forth herein.

F. The Required Lenders are willing to grant such consent and waiver and to agree to such amendments, and the Additional Lenders and certain Existing

Lenders are willing to make the Tranche A Term Loans, in each case, on the terms and subject to the conditions set forth herein.

G. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement (after giving effect to this Amendment).

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Consent and Waiver. Each Existing Lender party hereto consents to the declaration and making of the Second Distribution and hereby waives compliance by the Company and the Borrowers with the provisions of Section 6.08 of the Credit Agreement to the extent (but only to the extent) necessary to permit the Company to consummate the Second Distribution.

SECTION 2. Tranche A Term Loans. (a) Subject to the terms and conditions set forth herein, each Tranche A Term Lender agrees, severally and not jointly, to make a Tranche A Term Loan to the Term Borrower on the Second Amendment Effective Date in a principal amount not to exceed its Tranche A Term Commitment. Amounts repaid in respect of Tranche A Term Loans may not be reborrowed. Except as provided herein, the terms of the Tranche A Term Loans shall be identical to those of the Term Loans outstanding immediately prior to the effectiveness of this Amendment. The principal of and all interest accruing on the Tranche A Term Loans shall constitute Obligations for all purposes of the Loan Documents.

(b) The funding of the Tranche A Term Loans to be made hereunder shall be made in the manner contemplated by Section 2.05 of the Credit Agreement. Unless previously terminated, the Tranche A Term Commitments shall terminate at 5:00 p.m., New York City time, on the Second Amendment Effective Date.

SECTION 3. Amendments to the Credit Agreement Related to the Tranche A Term Loans. In connection with the establishment of the Tranche A Term Commitments, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The definition of each of the following terms in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Applicable Rate” means (except as otherwise provided in the Supplemental Term Loan Assumption Agreement with respect to the Supplemental Term Loans), for any day (a) with respect to any Term Loan (other than any Tranche A Term Loan), (i) 2.25% per annum, in the case of an ABR Loan, and 3.25% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 1 set forth below, (ii)

2

2.00% per annum, in the case of an ABR Loan, and 3.00% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 2 set forth below, and (iii) 1.75% per annum, in the case of an ABR Loan, and 2.75% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 3 or 4 set forth below, (b) with respect to any Tranche A Term Loan, (i) 2.75% per annum, in the case of an ABR Loan, and 3.75% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 1 set forth below, (ii) 2.50% per annum, in the case of an ABR Loan, and 3.50% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 2 set forth below, and (iii) 2.00% per annum, in the case of an ABR Loan, and 3.00% per annum, in the case of a Eurodollar Loan, at such times as the Leverage Ratio is in Category 3 or 4 set forth below and (c) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that, notwithstanding the foregoing, at any time the total Revolving Exposure exceeds 50% of the total Revolving Commitments, the “Commitment Fee Rate” for Categories 1 and 2 set forth below shall be 0.500% per annum:

Leverage Ratio:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1 Greater than 2.75 to 1.00	2.25%	3.25%	0.750%
Category 2 Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	2.00%	3.00%	0.625%
Category 3 Greater than or equal to 1.50 to 1.00 but less than 2.25 to 1.00	1.75%	2.75%	0.500%
Category 4 Less than 1.50 to 1.00	1.00%	2.00%	0.500%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based upon the Company’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to

3

Section 5.01 (a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. Notwithstanding the foregoing, the Applicable Rate with respect to each Eurodollar Term Loan and each ABR Term Loan (other than any such Term Loan that is a Supplemental Term Loan) shall automatically be increased by the Yield Differential, if any, upon the making of the Supplemental Term Loans, as provided in Section 2.19(b). Notwithstanding the foregoing, for any day during the period commencing on the Second Amendment Effective Date through and including the date upon which the financial statements for the fiscal year ending December 31, 2005 are delivered pursuant to Section 5.01(a), the Leverage Ratio shall be deemed to be in Category 1.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Incremental Term Loans, Supplemental Term Loans or Tranche A Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Commitment, an Incremental Term Commitment, a Supplemental Term Commitment or a Tranche A Term Commitment.

“Commitment” means a Revolving Commitment, a Term Commitment, an Incremental Term Commitment, a Supplemental Term Commitment or a Tranche A Term Commitment, or any combination thereof (as the context requires).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-recurring or extraordinary non-cash charges for such period, (v) any restructuring costs for such period set forth on Schedule 1.01(a), (vi) transaction expenses related to the Acquisition or any Permitted Acquisition to the extent such expenses do not in the aggregate exceed 5% of the total consideration paid or given in the Acquisition or such Permitted Acquisition, as the case may be, (vii) the amount of adjustments that could be made to Consolidated Net Income for such period in respect of expected cost savings of any Person or assets acquired in a Permitted Acquisition to the extent such adjustments would be permitted to be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and Article XI of Regulation S-X under the Securities Exchange Act of 1934, as amended, (viii) any non-cash expenses arising from stock-based compensation, (ix) non-recurring cash charges resulting from the Distribution (as defined in the First Amendment) incurred during the fiscal quarter ended December 31, 2004, in the amount not to exceed $5,000,000

4

in the aggregate, (x) non-recurring cash charges resulting from the Second Distribution (as defined in the Second Amendment) incurred during the fiscal year ended December 31, 2005, in the amount not to exceed $7,000,000 in the aggregate and (xi) expenses in an aggregate amount not to exceed $300,000 payable in January 2007 to Mark P. Smith pursuant to the terms of the Asset Purchase and Sale Agreement dated September 19, 2005 by and among CHG Medical Staffing, Inc., Foundation Medical Staffing, LLC and the other parties thereto to the extent expensed for such period; provided that, in the case of clauses (iv), (v) and (viii) above, any cash payment made with respect to any non-cash charge added in computing Consolidated EBITDA during an earlier period shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made; and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any non-recurring or extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Lenders” means, collectively, the Persons listed on Schedule 2.01, on Schedule I to the First Amendment, on Schedule I to the Second Amendment and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or the Supplemental Term Loan Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including the Incremental Term Loans, the Supplemental Term Loans, and the Tranche A Term Loans.

“Term Lender” means a Lender with a Term Commitment, an Incremental Term Commitment, a Supplemental Term Commitment, a Tranche A Term Commitment or an outstanding Term Loan.

“Term Loan” means a Loan made pursuant to clause (a) of Section 2.01, an Incremental Term Loan, a Supplemental Term Loan, or a Tranche A Term Loan.

(ii) The following definitions are hereby added in appropriate alphabetical order:

“Second Amendment Effective Date” means the date on which the conditions set forth in Section 7 of the Second Amendment are satisfied.

“Second Amendment” means Amendment No. 2, Consent, Waiver and Agreement dated as of October 21, 2005, among the Company, the Borrowers, the Lenders party thereto and the Administrative Agent.

“Tranche” means a category of Commitments and extensions of credits hereunder. For purposes hereof, the following comprises a

5

separate tranche: (a) the Revolving Commitments and Revolving Loans, (b) the Term Commitments and Term Loans and (c) the Tranche A Term Commitments and Tranche A Term Loans.

“Tranche A Term Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make a Tranche A Term Loan on the Second Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender under the Second Amendment. The amount of each Tranche A Term Lender’s Tranche A Term Commitment is set forth on Schedule I to the Second Amendment. The aggregate amount of the Lenders’ Tranche A Term Commitments is $15,000,000.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or one or more outstanding Tranche A Term Loans.

“Tranche A Term Loan” means a Term Loan made pursuant to the Second Amendment.

(b) Section 2.09(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a) (i) Subject to the adjustment pursuant to paragraph (c) of this Section, the Term Borrower shall repay Term Borrowings (other than Incremental Term Borrowings, Supplemental Term Borrowings and Tranche A Term Borrowings) on each date set forth below (each a “Scheduled Payment Date”) in the aggregate principal amount set forth opposite such date:

Date	Amount
June 30, 2004	$1,166,666.67
September 30, 2004	$1,166,666.67
December 31, 2004	$1,166,666.67
March 31, 2005	$1,312,500.00
June 30, 2005	$1,312,500.00
September 30, 2005	$1,312,500.00
December 31, 2005	$1,312,500.00
March 31, 2006	$1,750,000.00
June 30, 2006	$1,750,000.00
September 30, 2006	$1,750,000.00
December 31, 2006	$1,750,000.00
March 31, 2007	$1,750,000.00
June 30, 2007	$1,750,000.00
September 30, 2007	$1,750,000.00
December 31, 2007	$1,750,000.00
March 31, 2008	$3,062,500.00
June 30, 2008	$3,062,500.00
September 30, 2008	$3,062,500.00
Term Maturity Date	$3,062,500.00

6

“(ii) Subject to the adjustment pursuant to paragraph (c) of this Section, the Term Borrower shall repay Tranche A Term Borrowings on each Scheduled Payment Date in the aggregate principal amount set forth opposite such date:

Date	Amount
March 31, 2006	$375,000.00
June 30, 2006	$375,000.00
September 30, 2006	$375,000.00
December 31, 2006	$375,000.00
March 31, 2007	$937,500.00
June 30, 2007	$937,500.00
September 30, 2007	$937,500.00
December 31, 2007	$937,500.00
March 31, 2008	$1,500,000.00
June 30, 2008	$1,500,000.00
September 30, 2008	$1,500,000.00
Term Maturity Date	$5,250,000.00

“(iii) Subject to the adjustment pursuant to paragraph (c) of this Section, the Term Borrower shall repay Incremental Term Borrowings and Supplemental Term Borrowings on each Scheduled Payment Date in the aggregate principal amount set forth opposite such date:

Date	Amount
March 31, 2005	$1,537,539.93
June 30, 2005	$1,537,539.93
September 30, 2005	$1,537,539.93
December 31, 2005	$1,537,539.93
March 31, 2006	$1,970,846.65
June 30, 2006	$1,970,846.65
September 30, 2006	$1,970,846.65
December 31, 2006	$1,970,846.65
March 31, 2007	$1,970,846.65
June 30, 2007	$1,970,846.65
September 30, 2007	$1,970,846.65
December 31, 2007	$1,970,846.65
March 31, 2008	$3,270,766.77
June 30, 2008	$3,270,766.77
September 30, 2008	$3,270,766.77
Term Maturity Date	$3,270,766.77

7

(c) Section 2.09(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c) Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.10(a) shall be applied, first, to reduce ratably the repayments of the Term Borrowings of such Class to be made pursuant to this Section on the four Scheduled Payment Dates next following the date of such prepayment unless and until such repayments have been eliminated as a result of reductions hereunder and, second, ratably to the remaining scheduled repayments.”

(d) The last sentence of Section 2.10(e) of the Credit Agreement is amended to read in its entirety as follows:

“Subject to the sequence of application with respect to mandatory prepayments set forth above, prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section; provided that at a time when Term Borrowings of more than one Class remain outstanding, the Term Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Classes of Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class.”

(e) Section 5.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Borrowers will use the proceeds of the Loans and the Letters of Credit only for the purposes set forth in the preamble to this Agreement or for the purpose set forth in the First Amendment or the Second Amendment. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.”

SECTION 4. Other Amendments to the Credit Agreement. (a) Section 2.10(d) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety to read as follows:

“Following the end of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2006, the Borrowers shall prepay Borrowings and/or cash collateralize Letters of Credit in accordance with

8

paragraph (e) of this Section in an aggregate amount equal to 75% (or, if the Leverage Ratio at the end of such fiscal year shall have been less than 1.25 to 1.00, 50%) of Excess Cash Flow for such fiscal year.”

(b) Section 5.01(f) of the Credit Agreement is hereby amended to read in its entirety follows:

“(f) concurrently with any delivery of financial statements under clause (a) above for each fiscal year commencing with the fiscal year ending December 31, 2006, a certificate on behalf of the Company of a Financial Officer of the Company setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail;”

(c) The table appearing in Section 6.12 (Interest Expense Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
January 1, 2004 through September 30, 2004	6.00 to 1.00
October 1, 2004 through December 31, 2005	3.75 to 1.00
January 1, 2006 through December 31, 2006	3.75 to 1.00
January 1, 2007 through December 31, 2007	4.50 to 1.00
January 1, 2008 through December 31, 2008	6.50 to 1.00
January 1, 2009 and thereafter	7.00 to 1.00

(d) The table appearing in Section 6.13 (Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
January 1, 2004 through March 31, 2004	2.60 to 1.00
April 1, 2004 through September 30, 2004	2.50 to 1.00
October 1, 2004 through September 30, 2005	3.50 to 1.00
October 1, 2005 through December 31, 2005	4.00 to 1.00
January 1, 2006 through September 30, 2006	3.75 to 1.00
October 1, 2006 through December 31, 2006	3.50 to 1.00
January 1, 2007 through December 31, 2007	3.00 to 1.00
January 1, 2008 and thereafter	2.50 to 1.00

9

(e) The table appearing in Section 6.14 (Debt Service Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
January 1, 2004 through September 30, 2004	2.10 to 1.00
October 1, 2004 through December 31, 2004	2.00 to 1.00
January 1, 2005 through September 30, 2005	1.25 to 1.00
October 1, 2005 through December 31, 2006	1.00 to 1.00
January 1, 2007 through December 31, 2007	1.00 to 1.00
January 1, 2008 and thereafter	1.00 to 1.00

SECTION 5. Fees. Each of the Borrowers agrees to pay on the Second Amendment Effective Date (a) to the Administrative Agent, for the account of each Lender that executes a copy of this Amendment and delivers it to the Administrative Agent (or its counsel) on or prior to the Second Amendment Effective Date, an amendment fee (the “Amendment Fee”) in an amount equal to 0.10% of the aggregate principal amount of the Term Loans and Revolving Commitments of such Lender outstanding on the Second Amendment Effective Date (before giving effect to this Amendment) and (b) to the Administrative Agent, for the account of each Lender that agrees to make a Tranche A Term Loan, a fee (the “Tranche A Fee”) in an amount equal to 0.25% of the amount of the Tranche A Term Commitment of such Lender. All fees shall be payable in immediately available funds and shall not be refundable.

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company and each Borrower represents and warrants to the Lenders that, as of the Second Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Company and each Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, each constitutes a legal, valid and binding obligation of the Company and each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though made on and as of the Second Amendment Effective Date (except to the extent such representations and warranties by their terms relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing on and as of the Second Amendment Effective Date.

10

SECTION 7. Effectiveness. The effectiveness of this Amendment on the Second Amendment Effective Date is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Company, (ii) each Borrower, (iii) the Administrative Agent, (iv) the Required Lenders and (v) each Additional Lender.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Second Amendment Effective Date) of Kirkland & Ellis LLP, counsel for the Company and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent, covering such matters relating to the Loan Parties, this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed on behalf of such Loan Parties by the President, a Vice President or a Financial Officer of the Company and each Borrower, confirming compliance with the representations set forth in paragraphs (a), (b) and (c) of Section 6 hereof.

(e) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative Agent (the “Reaffirmation Agreement”) pursuant to which it confirms that it consents to this Amendment and the Tranche A Term Loans and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations of such Loan Party.

(f) The Collateral Agent shall have received a certificate, dated the Second Amendment Effective Date and signed on behalf of the Company by a Financial Officer of the Company, certifying that, except as set forth on any schedule attached thereto, the information set forth on the Perfection Certificate delivered on the Effective Date is true and correct in all material respects on and as of the Second Amendment Effective Date.

11

(g) The Lenders shall be satisfied that the Second Distribution and the other transactions contemplated by this Amendment will not violate (i) any provision of law, statute, rule or regulation applicable to the Company or any of the Subsidiaries or the articles of organization or other constitutive documents of the Company or any order of any governmental authority or (ii) any provision of any indenture or other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their property is bound.

(h) The Lenders shall have received a pro forma consolidated balance sheet of the Company as of August 31, 2005, prepared after giving effect to the Second Distribution and borrowing of the Tranche A Term Loans as if such transactions had occurred as of such date.

SECTION 8. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. Each of this Amendment and the Reaffirmation Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

12

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPHEALTH GROUP, INC.,

by
	Name:	Sean Dailey
	Title:	CFO

CHG COMPANIES, INC.,

by
	Name:	Sean Dailey
	Title:	CFO

CHG MEDICAL STAFFING, INC.,

by
	Name:	Sean Dailey
	Title:	CFO

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by
Name:
Title:

13

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPHEALTH GROUP, INC.,

by
Name:
Title:

CHG COMPANIES, INC.,

by
Name:
Title:

CHG MEDICAL STAFFING, INC.,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by
	Name:	Thomas T. Hou
	Title:	Vice President

13

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender :	BNP Paribas

by
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	Madison Capital Funding, LLC

by
		Name:	Craig H. Lacy
		Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	AIB Debt Management Limited

by
		Name:	Margaret Brennan
		Title:	Senior Vice President Investment Advisor to AIB Debt Management, Limited

by
		Name:	Gregory J. Wiske
		Title:	Vice President Investment Advisor to AIB Debt Management, Limited

SIGNATURE PAGE TO AMENDMENT NO. 2,
CONSENT, WAIVER AND AGREEMENT
TO THE COMPHEALTH GROUP, INC.
CREDIT AGREEMENT DATED AS OF
JANUARY 29, 2004

Name of Lender:	ALLIED IRISH BANKS PLC

by
		Name:	Margaret Brennan
		Title:	Senior Vice President

by
		Name:	Gregory J. Wiske
		Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2, CONSENT, WAIVER AND AGREEMENT TO THE COMPHEALTH GROUP, INC. CREDIT AGREEMENT DATED AS OF JANUARY 29, 2004

Name of Lender:	U. S. BANK NATIONAL ASSOCIATION

by
		Name:	James W. Henken
		Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2,
CONSENT, WAIVER AND AGREEMENT
TO THE COMPHEALTH GROUP, INC.
CREDIT AGREEMENT DATED AS OF
JANUARY 29, 2004

Name of Lender:	LASALLE BANK NATIONAL ASSOCIATION

by
		Name:	Whitney M. Black
		Title:	Assistant Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.

by
		Name:	Luis Viera
		Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	Zions First National Bank

by
		Name:	Terri K. Lins
		Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	ORIX FINANCE CORP.

by
		Name:	Christopher L. Smith
		Title:	Authorized Representative

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	Comerica Bank

by
Name: Jeffrey Roberts
Title: SVP-TLS

SIGNATURE PAGE TO AMENDMENT NO. 2,

CONSENT, WAIVER AND AGREEMENT

TO THE COMPHEALTH GROUP, INC.

CREDIT AGREEMENT DATED AS OF

JANUARY 29, 2004

Name of Lender:	By: MAPS CLO Fund I, LLC By: Its Collateral Manager, Callidus Capital Management, LLC

by
Name: Peter R. Bennitt
Title: Principal

SCHEDULE I

TRANCHE A TERM COMMITMENTS

Lender	Tranche A Term Commitment
JPMorgan Chase, N.A	$1,600,000
Madison Capital Funding LLC	1,600,000
LaSalle Bank National Association	1,600,000
BNP Paribas	1,600,000
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.	1,600,000
Allied Irish Bank	1,600,000
Orix Financial Services, Inc.	1,600,000
Callidus Capital	1,600,000
Zions First National Bank	1,500,000
Comerica	700,000

Total	$15,000,000